Exhibit 99.1

LOAN AGREEMENT

between

SHOPKO STORES , INC.,
as Borrower

and

KIMCO SELECT INVESTMENTS,
as Lender

March 27, 2002

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS AND DETERMINATIONS		1
1.1	Definitions		1
1.2	Time Periods		10
1.3	References		11
1.4	Lender's Discretion		11
1.5	Borrower's Knowledge		11

ARTICLE II	LOAN AND TERMS OF PAYMENT		11
2.1	Loan		11
	2.1.1	Amount and Disbursement	11
	2.1.2	Note	11
	2.1.3	Reborrowing	11
2.2	Use of Proceeds		11
2.3	Interest		11
	2.3.1	Interest Rate	11
	2.3.2	Interest Computation	12
	2.3.3	Maximum Interest	12
2.4	Principal and Interest Payments		12
	2.4.1	Stub Period Interest	12
	2.4.2	Monthly Installments	12
	2.4.3	Payment at Maturity	12
	2.4.4	Default Period Interest	13
2.5	Late Charges		13
2.6	Closing Fee		13
2.7	Prepayments		13
	2.7.1	Voluntary Prepayments	13
	2.7.2	Mandatory Prepayments	14
	2.7.3	Involuntary Prepayment	14
2.8	Payments after Event of Default		14
2.9	Method of Payment		14

ARTICLE III	SECURITY; GUARANTY; SUBSTITUTIONS		15
3.1	Security		15
3.2	Guaranty		15
3.3	Substitutions		15

ARTICLE IV	CONDITIONS OF CLOSING		16
4.1	Performance; No Default		16
4.2	Representations and Warranties		16
4.3	Delivery of Documents		16
4.4	Insurance; Survey		17
	4.4.1	Business Insurance	17
	4.4.2	Title Insurance	17
	4.4.3	Survey	17
	4.4.4	Flood Insurance	17
4.5	Security Interests		17
4.6	Opinions of Counsel		18
4.7	Environmental Audit		18
4.8	Property Inspection Reports		18
4.9	Rent Rolls; Leases		18
4.10	Licenses, Permits and Agreements		18
4.11	Compliance with Laws; Approvals and Consents		18
4.12	Lease Termination Agreement		19
4.13	Material Adverse Change		19
4.14	Existing Debt		19
4.15	Broker Fees		19
4.16	Fees and Expenses		19

ARTICLE V	REPRESENTATIONS AND WARRANTIES		19
5.1	Existence and Power		19
5.2	Authority		20
5.3	Binding Agreements		20
5.4	Defaults in Other Agreements; Consents; Conflicting Agreements		20
5.5	Compliance with Applicable Laws		20
5.6	Financial Statements		20
5.7	Taxes		21
5.8	Litigation		21
5.9	Insurance		21
5.10	The Mortgaged Properties		21
	5.10.1	Description	21
	5.10.2	Title	21
	5.10.3	Physical Condition	21
	5.10.4	Use	22
	5.10.5	Flood Zone	22
	5.10.6	REAs	22
5.11	Environmental Matters		22
5.12	Leasing Matters		23
5.13	Employee Matters		23
5.14	Application of Certain Laws and Regulations		23
5.15	Margin Regulations		24
5.16	No Misrepresentation		24
5.17	Solvency		24
5.18	ERISA Matters		24

ARTICLE VI	AFFIRMATIVE COVENANTS		24
6.1	Legal Existence; Good Standing		24
6.2	Inspection		24
6.3	Compliance with Laws		25
6.4	Financial Statements		25
	6.4.1	Quarterly Statements	25
	6.4.2	Annual Statements	25
6.5	Other Information		26
	6.5.1	Notice of Defaults; Loss	26
	6.5.2	Notice of Suits; Adverse Events	26
	6.5.3	ERISA Matters	26
	6.5.4	Other Information	26
6.6	Property Specific Matters		26
	6.6.1	Title	26
	6.6.2	Physical Condition	27
	6.6.3	Use	27
	6.6.4	Licenses, Permits and Agreements	27
6.7	Insurance; Casualty		27
	6.7.1	Maintenance of Insurance	27
	6.7.2	Endorsements	27
	6.7.3	Definitions	28
	6.7.4	Settlement of Claims	28
	6.7.5	Borrower's Casualty Event	29
	6.7.6	Lender's Casualty Event	30
6.8	Condemnation		32
	6.8.1	Definitions	32
	6.8.2	Settlement of Claims	32
	6.8.3	Borrower's Condemnation Event	32
	6.8.4	Lender's Condemnation Event	33
6.9	Special Provisions Regarding Restoration		35
	6.9.1	Approvals; Costs and Expenses	35
	6.9.2	Retainage	35
	6.9.3	Deficiency	36
6.10	Taxes and Claims; Tax Deposits		36
	6.10.1	Payment of Taxes	36
	6.10.2	Payment of Other Claims	36
	6.10.3	Deposits for Taxes	37
6.11	Environmental Matters		37
6.12	Leasing Matters		38
6.13	REAs		38
6.14	Approvals		38
6.15	Further Assurances		38

ARTICLE VII	NEGATIVE COVENANTS		39
7.1	Debt		39
7.2	Liens		39
7.3	Sale, Lease or Transfer of Mortgaged Properties		39
	7.3.1	Fixtures and Equipment	39
	7.3.2	Existing Leases	40
	7.3.3	Future Leases	40
	7.3.4	Outlot Sales	40
7.4	Recording of Documents		41
7.5	Amendment of Documents		41
7.6	Use and Zoning Changes		42
7.7	Affiliate Transactions		42
7.8	Management Agreements		42

ARTICLE VIII	DEFAULT AND REMEDIES		42
8.1	Events of Default		42
	8.1.1	Default in Payment	42
	8.1.2	Breach of Covenants	42
	8.1.3	Breach of Warranty	43
	8.1.4	Default Under Other Debt	43
	8.1.5	Bankruptcy	43
	8.1.6	Judgments	43
	8.1.7	Impairment of Licenses; Other Agreements	44
	8.1.8	Collateral	44
	8.1.9	Plans	44
	8.1.10	Guaranty	44
	8.1.11	Change in Control	44
8.2	Acceleration of Borrower's Obligations		45
8.3	Remedies on Default		45
	8.3.1	Enforcement of Security Interests	45
	8.3.2	Other Remedies	45
8.4	Application of Funds		45
	8.4.1	Expenses	45
	8.4.2	Borrower's Obligations	45
	8.4.3	Surplus	45
8.5	Performance of Borrower's Obligations		45
8.6	Right of Setoff		46

ARTICLE IX	CLOSING		46

ARTICLE X	LOAN ASSIGNMENT AND PARTICIPATION		46
10.1	Assignment to Other Lenders		46
	10.1.1	Assignment	46
	10.1.2	Effect of Assignment	47
	10.1.3	Register	47
	10.1.4	Substitution of Notes	47
10.2	Participations		47

ARTICLE XI	EXPENSES AND INDEMNITY		48
11.1	Attorney's Fees and Other Fees and Expenses		48
	11.1.1	Preparation of Loan Documents	48
	11.1.2	Closing and Administration of the Loan	48
	11.1.3	Enforcement of Rights or Defense of Loan Documents	48
11.2	Indemnity		49
	11.2.1	Brokerage Fees	49
	11.2.2	General	49
	11.2.3	Operation of Collateral; Joint Venturers	49
	11.2.4	Environmental Indemnity	49

ARTICLE XII	MISCELLANEOUS		50
12.1	Notices		50
12.2	Survival of Loan Agreement; Indemnities		51
12.3	Taxes and Fees		51
12.4	Severability		51
12.5	Waiver		51
12.6	Modification of Loan Documents		52
12.7	Captions		52
12.8	Successors and Assigns		52
12.9	Remedies Cumulative		52
12.10	Entire Agreement; Conflict		52
12.11	Applicable Law		52
12.12	Jurisdiction and Venue		52
12.13	Waiver of Right to Jury Trial		53
12.14	Estoppel Certificate		53
12.15	Consequential Damages		53
12.16	Counterparts		53
12.17	No Fiduciary Relationship		54
12.18	Confidentiality		54

LIST OF EXHIBITS
Exhibit A	-	Mortgaged Properties
Exhibit B	-	Approved Appraisers
Exhibit C	-	Permitted Outlot Uses

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of March 27, 2002, is between SHOPKO STORES, INC., a Wisconsin corporation ("Borrower"), and KIMCO SELECT INVESTMENTS, a New York general partnership ("Lender").

PRELIMINARY STATEMENT

A. Borrower desires to borrow $50,000,000 from Lender, which amount will be used by Borrower for working capital and other general corporate purposes, including, without limitation, payment of lease termination fees pursuant to the terms of the Lease Termination Agreement described in Section 4.12 below.

B. The Loan will be secured by a perfected first mortgage lien on the real estate and the improvements thereon legally described on Exhibit A attached hereto.

C. Lender has agreed to make the Loan upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS AND DETERMINATIONS

       1.1     Definitions. As used in this Loan Agreement and in the other Loan Documents, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

Affiliate: of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person. The term "control" means having the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or equity interests, by contract or otherwise. For the purposes hereof any Person which owns or controls, directly or indirectly, 25% or more of the securities or equity interests, as applicable, whether voting or non-voting, of any other Person shall be deemed to "control" such Person.

Assignee: any Person to which a Loan Assignment is made in compliance with the provisions of subsection 10.1.1.

Assignments of Leases and Rents: collectively, each assignment of leases and rents executed by Borrower or Guarantor in favor of Lender pertaining to the Leases and Rents applicable to the Real Estate identified therein, as the same may be amended, modified, supplemented or restated from time to time.

Assignor: any Person making a Loan Assignment in compliance with the provisions of subsection 10.1.1.

Bankruptcy Code: the United States Bankruptcy Code and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

Borrower: as defined in the Preamble to this Loan Agreement.

Borrower's Casualty Event: as defined in subsection 6.7.3.

Borrower's Condemnation Event: as defined in subsection 6.8.1.

Borrower's Obligations: (i) any and all Debt, liabilities and other obligations due or to become due, whether contingent or otherwise, now existing or hereafter arising, of Borrower to Lender pursuant to the terms of this Loan Agreement, the Note, the Mortgages or any other Loan Document and (ii) the performance of the covenants of Borrower contained in the Loan Documents.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York which are members of the Federal Reserve System are authorized or required by law to close.

Capitalized Lease: means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

Cash Equivalent Investment: at any time, (i) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (ii) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., (iii) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and (iv) any repurchase agreement entered into with a commercial banking institution of the stature referred to in the preceding clause (iii) which (A) is secured by a fully perfected security interest in any obligation of the type described in any of the preceding clauses (i) through (iii) and (B) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the commercial banking institution thereunder.

Casualty: any loss, damage, destruction or other casualty to all or any portion of the Collateral.

Casualty Proceeds: all proceeds of all insurance policies in force or effect insuring all or any portion of the Collateral payable as the result of any Casualty.

Closing: the disbursement of the Loan.

Closing Certificate: a closing certificate executed by Borrower and Guarantor in favor of Lender.

Closing Date: the date upon which the Closing occurs.

Closing Fee: as defined in Section 2.6.

Code: the Internal Revenue Code of 1986, as amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

Collateral: all of Borrower's and Guarantor's right, title and interest in, to and under the Mortgaged Properties and all other Property of Borrower and Guarantor described in the Collateral Documents upon which a Lien is granted to Lender to secure Borrower's Obligations or Guarantor's Obligations, together with all proceeds of the foregoing, excluding Casualty Proceeds, Condemnation Proceeds and Outlot Sale Proceeds not required to be applied to Borrower's Obligations pursuant to subsection 2.7.2 and not being held by Lender for application to Restoration pursuant to Section 6.8 or 6.9.

Collateral Documents: collectively, the Mortgages, the Assignments of Leases and Rents and each other agreement, document or instrument pursuant to which a Lien is granted to Lender on any Property to secure Borrower's Obligations or Guarantor's Obligations, all as amended, modified, supplemented or restated and in effect from time to time.

Companies: collectively, Borrower and Guarantor.

Condemnation: any condemnation or other exercise by any Governmental Body of the powers of eminent domain pertaining to all or any portion of the Collateral.

Condemnation Proceeds: all present and future judgments, awards of damages and settlements made as a result or in lieu of any Condemnation, or for any damage to or diminution in value of any Collateral as a result of any Condemnation, but excluding business interruption and dislocation awards and moving and relocation expenses awarded to Borrower or Guarantor provided that such amounts awarded to Borrower or Guarantor do not reduce the amount otherwise payable or awarded with respect to such Condemnation and such amounts awarded to Borrower or Guarantor have been separately determined and set forth in writing by the applicable payor.

Consulting Engineer: an independent consulting engineer satisfactory to and engaged by Lender in connection with the application of Net Casualty Proceeds or Net Condemnation Proceeds to a Restoration.

Debt: of any Person means, without duplication (i) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (ii) all obligations of such Person as lessee under Capitalized Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (iii) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable and other expenses payable in the ordinary course of business), (iv) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (v) all obligations, contingent or otherwise, with respect to the available face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (vi) all Hedging Obligations of such Person, (vii) all Suretyship Liabilities of such Person and (viii) all Debt of any partnership of which such Person is a general partner.

Default Rate: 15% per annum.

Default Rate Period: a period of time commencing on the date that an Event of Default has occurred and ending on the date that such Event of Default is cured or waived.

Distribution Center: the Real Estate and the improvements thereon located at 1717 Lawrence Drive, De Pere, Wisconsin.

Dollars: lawful currency of the United States.

Eligible Assignee: any (i) subsidiary or Affiliate of Lender, (ii) bank, insurance company, finance company, real estate investment trust or other financial institution which is not an Affiliate of any retail competitor of Borrower or (iii) "institutional accredited investor" (as defined in Regulation D under the Securities Act of 1933) not affiliated with any retail competitor of Borrower.

Employee Benefit Plan: any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of Borrower or any ERISA Affiliate or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any current or former ERISA Affiliate.

Environmental Audit: (i) a Phase I audit report prepared in accordance with ASTM current standards with respect to a parcel of Real Estate and such other studies and reports as Lender deems reasonably necessary after review of the results of such Phase I audit, including, if required by Lender, soil and ground water tests, each such report and study to be in form and content and issued by Persons reasonably acceptable to Lender and (ii) a letter from each Person issuing each such report or study entitling Lender to rely thereon.

Environmental Laws: any and all federal, state and local laws that relate to or impose liability or standards of conduct concerning public or occupational health and safety or protection of the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Hazardous Materials Transportation Act (42 U.S.C. §1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Clean Air Act (42 U.S.C. §7901 et seq.), the National Environmental Policy Act (42 U.S.C. §4231, et seq.), the Refuse Act (33 U.S.C. §407, et seq.), the Safe Drinking Water Act (42 U.S.C. §300(f) et seq.), the Occupational Safety and Health Act (29 U.S.C. §651 et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

ERISA: the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

ERISA Affiliate: any Person who is a member of a group which is under common control with Borrower, who together with Borrower is treated as a single employer within the meaning of Section 414(b), (c) and (m) of the Code.

Event of Default: any of the Events of Default set forth in Section 8.1.

Excess Interest: as defined in subsection 2.3.3.

Existing Debt: all Debt owed by Borrower and Guarantor outstanding immediately prior to the Closing and secured by a Lien upon all or any portion of the Collateral.

Fixtures and Equipment: all of the fixtures and equipment now or hereafter located at or used or useful in connection with the ownership and operation of the buildings and other improvements located on a parcel of Real Estate, including, without limitation, all heating, ventilating and air conditioning equipment and all other items used to supply heat, gas, air conditioning, water, light, electricity, power, plumbing, refrigeration, sprinkling, ventilation and other related services, but excluding trade fixtures and other movable personal Property of Borrower or Guarantor not included in the foregoing.

GAAP: generally accepted accounting principles in effect from time to time, which shall include but shall not be limited to the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

Good Funds: Dollars available in federal funds to Lender at or before 2:00 p.m., New York time, on a Business Day.

Governmental Body: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

Guarantor: ShopKo Properties, Inc., a Minnesota corporation.

Guarantor's Obligations: (i) any and all Debt, liabilities and other obligations due or to become due, whether contingent or otherwise, now existing or hereafter arising, of Guarantor to Lender pursuant to the terms of the Guaranty, the Mortgages or any other Loan Document and (ii) the performance of the covenants of Guarantor contained in the Loan Documents.

Guaranty: an unconditional guaranty of payment and performance of Borrower's Obligations executed by Guarantor in favor of Lender, as the same may be amended, modified, supplemented or restated from time to time in writing.

Hazardous Materials: any hazardous, toxic, dangerous or other waste, substance or material defined as such in, regulated by or for purposes of any Environmental Law.

Hedging Agreement: any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

Hedging Obligation: as to any Person, any liability of such Person under any Hedging Agreement.

Incipient Default: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

Leases: collectively, all (i) present and future leases, subleases, licenses and occupancy agreements of Borrower's or Guarantor's present and future right, title and interest in and to a parcel of Real Estate, including all rights and claims of any kind that Borrower or Guarantor may have against any tenant in connection with the termination or rejection of same in any bankruptcy or insolvency proceeding, (ii) deposits of money as advance rent or for security under any of the foregoing and (iii) guaranties or performance of the foregoing.

Lender: as defined in the Preamble to this Loan Agreement.

Lender's Casualty Event: as defined in subsection 6.7.3.

Lender's Condemnation Event: as defined in subsection 6.8.1.

Lien: any mortgage, deed of trust, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

Loan: the term loan to be made by Lender to Borrower pursuant to Section 2.1.

Loan Agreement: this Loan Agreement, as the same may be amended, modified, supplemented or restated from time to time in writing.

Loan Assignment: as defined in subsection 10.1.1.

Loan Documents: this Loan Agreement, the Note, the Guaranty, the Collateral Documents, the Closing Certificate, the Solvency Certificate, Uniform Commercial Code financing statements required by Lender and such other documents, instruments and agreements as Lender reasonably may require in connection with the transactions contemplated by this Loan Agreement.

Loan Year: a period of time from the Closing Date or any anniversary of the Closing Date to the immediately succeeding anniversary of the Closing Date.

Material Adverse Effect: (i) a material adverse effect upon the business, operations or financial condition of Borrower and Guarantor considered as a whole or upon the validity, enforceability or priority of the Security Interests or (ii) a material impairment of the ability of Borrower and Guarantor considered as a whole to perform their obligations under the Loan Documents or of Lender to enforce, against Borrower or Guarantor, or to collect, any of Borrower's Obligations or Guarantor's Obligations.

Maturity Date: the earlier of (i) March 27, 2012 or (ii) the date on which Borrower's Obligations are accelerated pursuant to this Loan Agreement.

Maximum Rate: as defined in subsection 2.3.3.

Minimum Amount: as defined in Section 3.3.

Mortgaged Properties: collectively, each parcel of Real Estate, the Fixtures and Equipment now or hereafter located thereon and the Leases and Rents arising therefrom which now or hereafter are subject to the Lien of a Mortgage. The Mortgaged Properties as of the Closing Date are located at the common addresses set forth, and are legally described, on Exhibit A attached hereto.

Mortgages: collectively, each mortgage or deed of trust executed by Borrower or Guarantor in favor of Lender pertaining to the Mortgaged Property identified therein, as the same may be amended, modified, supplemented or restated from time to time.

Net Casualty Proceeds: with respect to any Casualty, the net amount of all Casualty Proceeds with respect to such Casualty, after deduction of Lender's reasonable direct out-of-pocket costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, incurred in collecting the same.

Net Condemnation Proceeds: with respect to any Condemnation, the net amount of all Condemnation Proceeds with respect to such Condemnation, after deduction of Lender's reasonable direct out-of-pocket costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting the same.

Note: the promissory note dated the Closing Date executed by Borrower in favor of Lender to evidence the Loan, and any notes issued in substitution thereof or replacement therefor pursuant to subsection 10.1.4.

Notice of Borrowing: a notice by Borrower to Lender requesting the disbursement of the Loan.

Outlot: a portion of a parcel of Real Estate which does not include any buildings or other substantial improvements (parking lots, utility lines and other similar site improvements shall not be considered buildings or substantial improvements) constructed thereon and which (i) is located at or near the boundary of the applicable parcel of Real Estate, (ii) is, or has the potential to be, demarcated by a separate metes and bounds legal description, (iii) is intended for development with a building separate from the primary building located on the applicable parcel of Real Estate and (iv) is subject to restrictions for size, height, use and other matters.

Outlot Sale: any sale of an Outlot.

Outlot Sale Proceeds: the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by Borrower or Guarantor pursuant to an Outlot Sale, net of the direct out-of-pocket costs payable to third parties who are not Affiliates of Borrower relating to such Outlot Sale (including sales commissions, reasonable legal and accounting fees, the cost of obtaining and providing to the purchaser in connection with such Outlot Sale environmental testing reports, surveys and title policies and other reasonable costs and expenses customarily borne by sellers of real estate in connection with the sale of real estate, but in no event including the costs of remediating environmental contamination and costs related to the development of the applicable Outlot or the construction of any improvements thereon).

Participation: as defined in Section 10.2.

Pay-Off Letter: a pay-off letter from each holder of the Existing Debt addressed to Lender.

PBGC: the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof.

Permitted Encumbrances: all Liens on the Collateral approved by Lender and reflected on Lender's title insurance policies for the Loan.

Permitted Liens: any Lien permitted to exist under Section 7.2.

Person: any individual, firm, corporation, limited liability company, business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

Plan: any employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Borrower or any ERISA Affiliate for employees of Borrower or such ERISA Affiliate or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

Prepayment Date: the date immediately preceding the date the Loan is prepaid in full.

Prepayment Premium: as defined in subsection 2.7.1(b).

Principal Balance: the unpaid principal balance of the Loan or any specified portion thereof outstanding from time to time.

Property: all types of real, personal or mixed property and all types of tangible or intangible property.

REA: any reciprocal easement, operating, management or other similar agreement relating to the use, operation, maintenance or management of any Mortgaged Property.

Real Estate: a parcel of real estate, and the buildings and other improvements thereon, owned by Borrower or Guarantor in fee simple.

Reinvestment Rate: the sum of (i) 0.50% per annum plus (ii) the arithmetic mean of the yield under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining term of the Loan. If no maturity exactly corresponds to the remaining term of the Loan, yields for the two published maturities most closely corresponding to such remaining term shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the Prepayment Date shall be used.

Register: as defined in subsection 10.1.3.

Rents: all present and future rents, royalties and similar payments of or from a Mortgaged Property.

Restoration: following any Casualty or Condemnation, the repair, replacement or rebuilding of the applicable Mortgaged Property to substantially the same or better condition as it was in immediately prior to such Casualty or Condemnation.

Retainage: with respect to the disbursement of Net Casualty Proceeds or Net Condemnation Proceeds by Lender in connection with a Restoration shall mean, for each line item of cost, an amount equal to the greater of (i) 10% of the amount of such line item of cost actually incurred for work in place as part of the Restoration, as certified by the Consulting Engineer or (ii) the amount actually held back by Lender or Borrower from contractors, subcontractors and materialmen engaged in the Restoration.

SEC: the Securities and Exchange Commission or any Governmental Body succeeding to its functions.

SEC Reports: all reports filed by Borrower with the SEC pursuant to Section 13(a) of the Securities Exchange Act since February 3, 2001.

Securities Exchange Act: the Securities Exchange Act of 1934 and the rules and regulations issued thereunder, as amended and in effect from time to time.

Security Interests: the Liens in the Collateral granted to Lender pursuant to the Collateral Documents.

Solvency Certificate: a solvency certificate executed by Borrower in favor of Lender.

Stated Rate: as defined in subsection 2.3.3.

Statistical Release: the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index as may be designated by Lender.

Substitute Property: any parcel of Real Estate, the Fixtures and Equipment located thereon and the Leases and Rents arising therefrom which do not comprise a Mortgaged Property as of the Closing Date.

Substitution: the substitution of a Substitute Property for any existing Mortgaged Property and the release of such existing Mortgaged Property from the Security Interests.

Suretyship Liability: any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

Yield Maintenance Premium: as defined in subsection 2.7.1(a).

       1.2     Time Periods. In this Loan Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date, (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." Unless otherwise specified, all references in this Loan Agreement and the other Loan Documents to (i) a "month" shall be deemed to refer to a calendar month, (ii) a "quarter" shall be deemed to refer to a calendar quarter and (iii) a "year" shall be deemed to refer to a calendar year.

       1.3     References. All references in this Loan Agreement to "Article," "Section," "subsection," "subparagraph," "clause" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan Agreement.

       1.4     Lender's Discretion. Whenever the terms "satisfactory to Lender," "determined by Lender," "acceptable to Lender," "Lender shall elect," "Lender shall request," "at the option or election of Lender," or similar terms are used in the Loan Documents, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election or option of, determined by, acceptable to or requested by Lender, in its sole and unlimited discretion.

       1.5     Borrower's Knowledge. Except as otherwise specifically provided herein, any statements, representations or warranties that are based upon the knowledge of Borrower or an officer thereof shall be deemed to have been made based upon the actual knowledge of the executive officers of Borrower or such designated officer, as applicable, with respect to the matter in question.

ARTICLE II

LOAN AND TERMS OF PAYMENT

       2.1     Loan.

2.1.1 Amount and Disbursement. The Loan shall consist of a term loan to be made by Lender to Borrower in the amount of $50,000,000. Lender shall disburse the Loan to or as directed by Borrower when all of the terms and conditions set forth in Article IV have been satisfied.

2.1.2 Note. The Loan shall be evidenced by the Note.

2.1.3 Reborrowing. Borrower shall not be entitled to reborrow any portion of the Loan which is repaid or prepaid.

       2.2     Use of Proceeds. The proceeds of the Loan shall be used by Borrower for working capital and other general corporate purposes, including fees related to the Lease Termination Agreement.

       2.3     Interest.

2.3.1 Interest Rate. The Principal Balance shall bear interest at 11% per annum; provided, however, that during a Default Rate Period Borrower's Obligations shall bear interest at the Default Rate.

2.3.2 Interest Computation. Interest shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. In computing interest, the Closing Date shall be included and the date of payment shall be excluded.

2.3.3 Maximum Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, Lender shall not collect a rate of interest on any obligation or liability due and owing by Borrower to Lender in excess of the maximum contract rate of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or any other Loan Document, then in such event (i) neither Company shall be obligated to pay such Excess Interest, (ii) any Excess Interest collected by Lender shall be, at Lender's option, (A) applied to the Principal Balance or to accrued and unpaid interest not in excess of the maximum rate permitted by applicable law or (B) refunded to the payor thereof, (iii) the interest rates provided for herein (the "Stated Rate") shall be automatically reduced to the maximum rate allowed from time to time under applicable law (the "Maximum Rate") and this Loan Agreement and the other Loan Documents, as applicable, shall be deemed to have been, and shall be, modified to reflect such reduction, and (iv) neither Company shall have any action against Lender for any damages arising out of the payment or collection of such Excess Interest; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Rate until such time as the total interest received by Lender is equal to the total interest which Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate, in which event the provisions contained in this subsection 2.3.3 again shall apply.

       2.4     Principal and Interest Payments.

2.4.1 Stub Period Interest. Interest which will accrue on the Principal Balance from the Closing Date through the last day of the month in which the Closing occurs shall be paid in advance on the Closing Date.

2.4.2 Monthly Installments. Commencing on the first Business Day of May, 2002 and on the first Business Day of each month thereafter through the first Business Day of March, 2012, Borrower shall pay to Lender a monthly installment in the amount of $495,934.39. Except as provided in Section 2.8, each monthly installment shall be applied in the following order of priority to the payment of: (i) accrued and unpaid interest on the Principal Balance and (ii) the Principal Balance.

2.4.3 Payment at Maturity. The remaining Principal Balance, together with all accrued and unpaid interest thereon and all other sums which then are due and payable pursuant to the terms of the Loan Documents, shall be due and payable in full on the Maturity Date.

2.4.4 Default Period Interest. Interest which accrues on the Principal Balance during a Default Rate Period shall be payable on demand by Lender.

       2.5     Late Charges. If Lender notifies Borrower that any monthly installment required to be made under subsection 2.4.2 is past due for a period in excess of five days and any other such required payment becomes past due for a period in excess of five days within the succeeding twelve months, Borrower shall pay on demand to Lender a late charge of 2.0% of the amount of each such subsequent overdue payment.

       2.6     Closing Fee. Borrower shall pay to Lender upon the Closing a closing fee (the "Closing Fee") of $500,000. Lender shall credit the $500,000 commitment fee previously paid by Borrower to Lender against the Closing Fee. The Closing Fee shall be deemed to be fully earned upon the Closing.

       2.7     Prepayments.

2.7.1 Voluntary Prepayments. Borrower at any time voluntarily may prepay the Principal Balance in whole, but not in part, subject to the following conditions:

(a) Yield Maintenance Premium. Except as provided in subsection 2.7.2, concurrently with any voluntary prepayment of the Principal Balance during the first five Loan Years, Borrower shall pay to Lender a yield maintenance premium (the "Yield Maintenance Premium") equal to the difference between (i) the present value of (A) all remaining monthly installments under subsection 2.4.2 as of the Prepayment Date, assuming such payments were made as and when due and (B) the payment at maturity under subsection 2.4.3, assuming such payment was made as and when due, in each case discounted at the Reinvestment Rate and (ii) the Principal Balance as of the Prepayment Date.

(b) Prepayment Premium. Except as provided in subsection 2.7.2, concurrently with any voluntary prepayment of the Principal Balance after the fifth Loan Year, Borrower shall pay to Lender a prepayment premium (the "Prepayment Premium") equal to a percentage of the Principal Balance prepaid, determined in accordance with the following schedule:
Period of Prepayment	Percentage of Principal Balance Prepaid

Sixth Loan Year	5.0%
Seventh Loan Year	4.0%
Eighth Loan Year	3.0%
Ninth Loan Year	2.0%
First six months of Tenth Loan Year	1.0%
Thereafter	0.0%

(c) Notice of Prepayment. Not less than 30 days prior to the date upon which Borrower desires to prepay the Principal Balance, Borrower shall deliver to Lender irrevocable notice of its intention to prepay, which notice shall state the date Borrower will prepay and the amount of the Principal Balance on such date. If Borrower delivers to Lender a notice of prepayment and fails to make such prepayment, Borrower shall reimburse Lender on demand the amount of any direct, out-of-pocket expenses incurred by Lender as a result of Lender's reliance on such notice, including without limitation any expense resulting from the breakage of any contractual obligations of Lender in connection with the reinvestment in any Cash Equivalent Investment of the amount indicated in such notice of prepayment.

(d) Additional Payments. Concurrently with any voluntary prepayment of the Principal Balance pursuant to this subsection 2.7.1, Borrower shall pay to Lender all accrued and unpaid interest on the Principal Balance to the date on which Lender is in receipt of Good Funds, and any other sums which are due and payable pursuant to the terms of the Loan Documents.

2.7.2 Mandatory Prepayments. Concurrently with the receipt of any Net Casualty Proceeds, Net Condemnation Proceeds or Outlot Sale Proceeds, Borrower shall prepay Borrower's Obligations in an amount equal to the amount of such proceeds to the extent required pursuant to Sections 6.7, 6.8 or 7.3, as applicable. Each such prepayment shall be applied in the following order of priority: (i) first, to reduce the Principal Balance until the Principal Balance has been paid in full, (ii) next, to accrued and unpaid interest on the Principal Balance and (iii) then, to the payment of any and all sums which then are due and payable pursuant to the terms of the Loan Documents. No Yield Maintenance Premium or Prepayment Premium shall be payable in connection with any such prepayment.

2.7.3 Involuntary Prepayment. If Borrower's Obligations are accelerated during the first five Loan Years, then, concurrently with any payment of the Principal Balance received by Lender, Borrower shall pay to Lender a premium equal to the Yield Maintenance Premium which would have been payable under subsection 2.7.1(a) had Borrower voluntarily prepaid the Principal Balance immediately prior to the date Borrower's Obligations were accelerated. If Borrower's Obligations are accelerated after the fifth Loan Year, then, concurrently with any payment of the Principal Balance received by Lender, Borrower shall pay to Lender a premium equal to the Prepayment Premium which would have been payable under subsection 2.7.1(b) had Borrower voluntarily prepaid the Principal Balance immediately prior to the date Borrower's Obligations were accelerated.

       2.8     Payments after Event of Default. All payments received by Lender during the existence of an Event of Default shall be applied in accordance with Section 8.4.

       2.9     Method of Payment. All payments to be made pursuant to the Loan Documents by Borrower to Lender shall be made by wire transfer or electronic funds transfer of Good Funds on or prior to the date due to the account of Lender at The Chase Manhattan Bank, 380 Madison Avenue, New York, New York 10017-2591, ABA 021000021, Account No. 006-007996, Credit: Kimco Realty Corporation Agency Account, Reference: ShopKo, Attention: Michael V. Pappagallo, Telephone: (516) 869-7185, or to such other account or accounts or pursuant to such other instructions as Lender shall notify Borrower. From and after a Loan Assignment or Participation, all payments to be made pursuant to the Loan Documents by Borrower shall continue to be made directly to Lender for distribution to the parties to such Loan Assignment or Participation in accordance with the instructions of such parties.

ARTICLE III

SECURITY; GUARANTY; SUBSTITUTIONS

       3.1     Security. Borrower's Obligations shall be secured by a Lien upon all of the Collateral owned by Borrower.

       3.2     Guaranty. The payment and performance of Borrower's Obligations shall be guaranteed by Guarantor pursuant to the Guaranty. Guarantor's Obligations shall be secured by a Lien upon all of the Collateral owned by Guarantor.

       3.3     Substitutions. On one or more occasions Borrower may effect a Substitution subject to the following conditions:

(a) either (i) the Mortgaged Property being replaced will no longer be operated as a ShopKo store or (ii) Borrower has requested that Lender consent to an Outlot Sale on the Mortgaged Property being replaced and Lender has declined to grant such consent on terms and conditions reasonably satisfactory to Borrower;

(b) the Mortgaged Property being replaced is not the Distribution Center;

(c) the Substitute Property is being operated as a ShopKo store and is not a warehouse or distribution center;

(d) Lender shall have received from Borrower prior notice of Borrower's intention to effect a Substitution, which notice shall (i) identify the Mortgaged Property proposed to be replaced and the applicable Substitute Property, (ii) be accompanied by a current fair market value appraisal of the Mortgaged Property being replaced and the Substitute Property and (iii) designate the approximate date Borrower desires to effect the Substitution, which date shall not be less than 30 days after the date of such notice;

(e) such appraisals are performed by an appraiser identified on Exhibit B attached hereto or any other independent third party appraiser reasonably acceptable to Lender;

(f) such appraisals demonstrate that the value of the Substitute Property is not less than the greater of (i) the value of the Mortgaged Property being replaced at the time of such appraisal and (ii) the allocated value for the Mortgaged Property being replaced set forth on Exhibit A attached hereto (such greater amount being referred to herein as the "Minimum Amount");

(g) Lender shall have received (i) a Mortgage, an Assignment of Leases and Rents, an Environmental Audit, a survey, a title insurance policy, such other documents as were required on the Closing Date with respect to the Mortgaged Properties and such other documents, instruments and agreements as Lender reasonably may require in connection with such Substitution, all of which shall be in form and substance reasonably satisfactory to Lender or (ii) in the event Borrower desires to obtain the release of the Mortgaged Property being replaced prior to the date Lender has received such items, cash collateral or an unconditional standby letter of credit issued by a bank and otherwise in form and substance reasonably satisfactory to Lender in the Minimum Amount; and

(h) immediately after giving effect to such Substitution the representations and warranties contained in Article V shall be true and correct in all material respects.

ARTICLE IV

CONDITIONS OF CLOSING

The obligation of Lender to disburse the Loan shall be subject to the satisfaction or waiver of all of the following conditions in a manner, form and substance satisfactory to Lender:

       4.1     Performance; No Default. Each Company shall have performed and complied with all agreements and conditions contained in the Loan Documents to be performed by or complied with by it prior to or at the Closing, and no Event of Default or Incipient Default shall then exist or result from the disbursement of the Loan.

       4.2     Representations and Warranties. On the Closing Date the representations and warranties of each Company set forth in the Loan Documents to which such Company is a party shall be true and correct.

       4.3     Delivery of Documents. The following shall have been delivered to Lender, each duly authorized and executed, where applicable, and in form and substance reasonably satisfactory to Lender:

(a) the Loan Documents;

(b) a Notice of Borrowing dated as of the Closing Date;

(c) a certificate of good standing or similar certification for each Company from the respective states in which each such Company is organized and from all states in which the Mortgaged Properties are located, in each case dated not more than 30 days prior to the Closing Date;

(d) copies of the articles of incorporation for each Company, certified by the Secretary of State or other appropriate Governmental Body of the state of organization of such Company not more than 30 days prior to the Closing Date, together with all effective and proposed amendments thereto;

(e) certified copies of resolutions adopted by the board of directors of each Company pursuant to applicable laws authorizing the execution and delivery of the Loan Documents to which such Company is a party and the consummation of the transactions contemplated therein;

(f) signature and incumbency certificates for each Company;

(g) the Pay-Off Letters, together with executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, releases of mortgages and other lien releases necessary to release all Liens and other rights of any Person in any Collateral previously granted by any Person; and

(h) such other instruments, documents, certificates, consents, waivers and opinions as Lender reasonably may request.

       4.4     Insurance; Survey.

4.4.1 Business Insurance. At least three Business Days prior to the Closing Date Borrower shall have delivered to Lender certificates of insurance confirming that all insurance coverage required pursuant to Section 6.7 and endorsements required pursuant to subsection 6.7.2 are in full force and effect and all premiums then due thereon or in respect thereof have been paid in full.

4.4.2 Title Insurance. Lender shall have received an ALTA mortgagee's policy of title insurance (ALTA Revised 1987 Form) in favor of Lender with respect to each Mortgaged Property, issued by a title company and in an amount satisfactory to Lender, showing that Borrower has good and marketable fee simple title to such parcel and insuring that the Mortgage covering such parcel constitutes a valid Lien on such parcel, subject only to Permitted Encumbrances. Borrower shall cause each such policy to insure over all general exceptions contained therein and shall include such affirmative endorsements as Lender reasonably may require.

4.4.3 Survey. Lender shall have received an ALTA/ACSM survey of each Mortgaged Property prepared by a licensed surveyor acceptable to Lender and the title company, conforming to the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Surveys with such additional items as Lender reasonably may require, and containing a surveyor's certification reasonably satisfactory to Lender.

4.4.4 Flood Insurance. If required by the Flood Disaster Protection Act of 1973, Lender shall have received a flood insurance policy reasonably satisfactory to Lender on each Mortgaged Property.

       4.5     Security Interests. All recordings of the Mortgages and the Assignments of Leases, all filings of Uniform Commercial Code financing statements, and all other filings and actions necessary to perfect and maintain the Security Interests as valid and perfected first Liens in the Property covered thereby, subject only to Permitted Liens, shall have been filed or taken and Lender shall have received such UCC, state and federal tax Lien, pending suit, judgment and other Lien searches as it deems reasonably necessary to confirm the foregoing.

       4.6     Opinions of Counsel. Lender shall have received opinions dated the Closing Date from (i) counsel to Borrower and Guarantor, addressed to Lender, in such form and covering such matters as Lender reasonably may require and (ii) local counsel to Lender in each jurisdiction in which any Mortgaged Property is located as to the form and sufficiency of the applicable Mortgage and any mortgage tax issues, in such form and covering such matters as Lender reasonably may require.

       4.7     Environmental Audit. Lender shall have received an Environmental Audit satisfactory to Lender with respect to each Mortgaged Property demonstrating that such Mortgaged Property fully complies with all Environmental Laws. All costs incurred in performing such Environmental Audits shall be borne by Borrower.

       4.8     Property Inspection Reports. If requested by Lender, Lender shall have received a current engineering report or architect's certificate from an engineer or architect reasonably satisfactory to Lender with respect to each Mortgaged Property covering, among other matters, inspection of heating and cooling systems, roof and structural details, showing no material failure of compliance with building plans and specifications, applicable building code and other legal requirements and fire, safety and health standards and reasonably reviewing and approving, among other matters, soil tests, plans and specifications (including heating, ventilation and cooling systems, roof and structural details and mechanical and electrical systems).

       4.9     Rent Rolls; Leases. If any Leases of any Mortgaged Property exist other than the parking space lease in De Pere, Wisconsin and the Taco Bell ground lease in Spanish Fork, Utah, Lender shall have received a current rent roll for such Mortgaged Property, certified by Borrower or Guarantor as true and correct and including the following information: (i) tenant names, (ii) unit/suite numbers, (iii) rental rate (including escalation) (stated in gross amount and in amount per net rentable square foot per year), (iv) lease term (commencement, expiration and renewal options), (v) expense pass-through, (vi) cancellation/termination provisions, (vii) security deposit and (viii) material operating and co-tenancy clauses. If requested by Lender, Lender shall have received copies of all such Leases and estoppel certificates and subordination, non-disturbance and attornment agreements, each in form and substance reasonably acceptable to Lender, from each tenant of the Mortgaged Properties.

       4.10     Licenses, Permits and Agreements. Lender shall have received copies of all documents, instruments and agreements, including, without limitation, all REAs, Leases and easements, recorded against all or any portion of the Mortgaged Property and shall be reasonably satisfied with all of the terms and conditions of all such documents, instruments and agreements. Lender shall have received reasonably satisfactory evidence that (i) the applicable Company is the holder of all licenses and permits and a party to all agreements material to the operation of the Mortgaged Properties owned by it and (ii) no event has occurred that could reasonably be expected to result in the revocation, or adversely affect the renewal in the ordinary course, of any such license, permit or agreement.

       4.11     Compliance with Laws; Approvals and Consents. Lender shall have received evidence that the Mortgaged Properties and the operation thereof comply with all material legal requirements. Lender shall have received evidence reasonably satisfactory to it that the approval or consent shall have been obtained from all Governmental Bodies and all other Persons whose approval or consent is required to enable (i) each Company to enter into and perform their respective obligations under the Loan Documents to which each such Person is a party and (ii) each Company to grant to Lender the Security Interests contemplated in the Collateral Documents to which such Company is a party.

       4.12     Lease Termination Agreement. Borrower shall have entered into the Lease Termination Agreement described in the Commitment Letter dated February 8, 2002 among Lender, Borrower and Kimco Realty Corporation, and Lender shall have received evidence satisfactory to it that Borrower has paid and performed, or concurrently with the Closing will pay and perform, all of its obligations under such Lease Termination Agreement in full.

       4.13     Material Adverse Change. No event shall have occurred since February 2, 2002 which has had or could reasonably be expected to have a Material Adverse Effect, and no laws, statute, rule, regulation, order or decree shall be in effect or proceedings pending which prevent or enjoin the Closing. No litigation or governmental proceeding, investigation or inquiry shall be pending which in the opinion of Lender could reasonably be expected to have a Material Adverse Effect. No condemnation or adverse zoning or usage change shall have occurred or shall have been threatened against any Mortgaged Property and no Mortgaged Property shall have suffered any significant damage by fire or other casualty which has not been repaired.

       4.14     Existing Debt. Lender shall have received evidence that the Existing Debt has been paid in full or will be paid in full concurrently with the Closing.

       4.15     Broker Fees. If the services of a broker or other agent have been used in connection with the Loan, Lender shall have received evidence that all fees owed to such broker or agent have been paid in full by Borrower or will be paid in full by Borrower concurrently with the Closing.

       4.16     Fees and Expenses. Borrower shall have paid the Closing Fee and all fees and expenses described in subsection 11.1.1.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as follows:

       5.1     Existence and Power. Each Company is a corporation duly formed and validly existing under the laws of the jurisdiction of its incorporation. Each Company is in good standing under the laws of each other jurisdiction in which the failure to be in good standing could reasonably be expected to have a Material Adverse Effect. Each Company has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted following the Closing Date. Neither Company is a "foreign person" within the meaning of Section 1445(f)(3) of the Code. Borrower owns 100% of the issued and outstanding equity interests of Guarantor.

       5.2     Authority. Each Company has full corporate power and authority to enter into, execute, deliver and carry out the terms of the Loan Documents to which it is a party and to incur Borrower's Obligations provided for therein, all of which have been duly authorized by all proper and necessary action and, if applicable, are not prohibited by the organizational instruments of such Company.

       5.3     Binding Agreements. This Loan Agreement and the other Loan Documents, when executed and delivered, will constitute the valid and legally binding obligations of each Company to the extent such Company is a party thereto, enforceable against such Company in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) equitable principles (whether or not any action to enforce such document is brought at law or in equity).

       5.4     Defaults in Other Agreements; Consents; Conflicting Agreements. Neither Company is in default beyond the expiration of any applicable cure period under any agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, is required (i) for the due execution, delivery or performance by either Company of any of the Loan Documents to which it is a party or (ii) as a condition to the validity or enforceability of any of the Loan Documents to which either Company is a party of the transactions contemplated thereby or the priority of the Security Interests, except for certain filings to establish and perfect the Security Interests. No provision of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on either Company or affecting its Property conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the Loan Documents or affect the validity or priority of the Security Interests. The execution, delivery and performance of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of either Company pursuant to the terms of any such mortgage, indenture, contract or agreement.

       5.5     Compliance with Applicable Laws. Each Company is in compliance with all applicable statutes and regulations, and all judgments, orders, writs, injunctions, decrees and decisions, of all Governmental Bodies, except to the extent the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

       5.6     Financial Statements. The financial statements included in the most recent quarterly report on Form 10-Q and annual report on Form 10-K filed by Borrower with the SEC present fairly in all material respects the results of operations of the Borrower for the periods covered thereby and the financial condition of the Borrower as of the dates indicated therein. All of such financial statements have been prepared in conformity with GAAP consistently applied. Except as disclosed in the SEC Reports, since February 3, 2001 there has been no change which has had or could reasonably be expected to have a Material Adverse Effect.

       5.7     Taxes. Each Company has filed all tax returns required to be filed, and has paid, or made adequate provision for payment of, all taxes shown to be due and payable on such returns or in any assessments made against it, and no tax liens have been filed against the Mortgaged Properties and, to the best knowledge of Borrower, no claims are being asserted in respect of such taxes which are required by GAAP to be reflected in the financial statements of either Company and are not so reflected therein.

       5.8     Litigation. Except as disclosed in the SEC Reports, there is no action, suit, arbitration proceeding or claim pending or, to the best knowledge of Borrower after due inquiry, threatened against either Company, at law or in equity or before any Governmental Body on the Closing Date which could reasonably be expected to have a Material Adverse Effect.

       5.9     Insurance. The properties and business of each Company, including the Mortgaged Properties, are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by prudent companies similarly situated and owning similar properties in localities in which such Company operates.

       5.10     The Mortgaged Properties.

5.10.1 Description. Exhibit A attached hereto contains a complete and accurate common address and legal description of the Mortgaged Properties and identifies the owner of such Mortgaged Properties.

5.10.2 Title. Each Company has good, marketable and insurable title in fee simple to the Real Estate comprising the Mortgaged Properties owned by it and good and marketable title to the balance of the Mortgaged Properties owned by it, free and clear of all Liens other than the Security Interests and Permitted Encumbrances. The applicable Mortgages, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create valid and perfected Liens on such Mortgaged Properties, subject only to Permitted Encumbrances. The Permitted Encumbrances do not materially and adversely affect the value of such Mortgaged Properties, the use of such Mortgaged Properties for the use being made thereof as of the Closing Date, the operation of such Mortgaged Properties or the ability of Borrower to pay the Loan in full. There are no claims for payment for work, labor or materials in material amounts affecting any portion of the Mortgaged Properties which are or may become a Lien prior to, or of equal priority with, the Security Interests.

5.10.3 Physical Condition. Except as otherwise disclosed in any property inspection report delivered to Lender pursuant to Section 4.8, the Mortgaged Properties, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, heating, ventilating and air conditioning systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects, subject to ordinary wear and tear. To the knowledge of Borrower's Vice President of Construction and Facilities after due inquiry, there exist no structural or other material defects or damages in the Mortgaged Properties, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Mortgaged Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

5.10.4 Use. The Mortgaged Properties are used exclusively for commercial purposes and other appurtenant and related uses. The present and contemplated use of the Mortgaged Properties is in material compliance with all applicable zoning ordinances, building codes and regulations and other laws and regulations, and the terms and provisions of all REAs applicable to the Mortgaged Properties, and no material condemnation, eminent domain or expropriation has been commenced or, to the best knowledge of Borrower, threatened against any Mortgaged Property. Each Company has all requisite licenses, permits, franchises, qualifications, certificates of occupancy and other governmental authorizations necessary to own, lease and operate the Mortgaged Property owned by it. Each Mortgaged Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Mortgaged Properties are located in or have access to the public right-of-way abutting such Mortgaged Properties, and all such utilities are connected so as to serve such Mortgaged Properties without passing over other property, except to the extent such other property is subject to a perpetual easement or license for such utility benefiting the applicable Mortgaged Property. All roads necessary for the full utilization of the Mortgaged properties for their current purpose have been completed.

5.10.5 Flood Zone. To Borrower's knowledge, except as shown on the surveys delivered to Lender with respect to the Mortgaged Properties, no portion of any Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards.

5.10.6 REAs. To Borrower's knowledge, there are no REAs affecting any of the Mortgaged Properties other than those which are of record and set forth in Lender's title insurance policies for the Loan. With respect to each REA (i) such REA is in writing and there is no oral agreement with respect thereto, (ii) the copy of such REA delivered to Lender is true and complete in all material respects and such REA has not been amended, modified, supplemented or restated except pursuant to those written instruments which are of record and which are set forth in Lender's title insurance policies for the Loan, (iii) Borrower has no knowledge of any notice of termination or default, or event which, with the passage of time or the giving of notice, or both, would become a default, by any party with respect to any REA, and (iv) neither Company has assigned or pledged such REA or any interest therein except to Lender.

       5.11     Environmental Matters. Except as disclosed in the Environmental Audits delivered to Lender pursuant to Section 4.7 and except for those items which could not reasonably be expected to have a Material Adverse Effect, to the knowledge of Borrower's Vice President of Real Estate after due inquiry (i) no Hazardous Material is now or formerly was used, stored, generated, manufactured, installed, disposed of or otherwise present at or about any Mortgaged Property or any real estate adjacent to any Mortgaged Property except in compliance with all Environmental Laws, (ii) all permits, licenses, approvals and filings required by Environmental Laws with respect to the Mortgaged Properties have been obtained, and the use, operation and condition of such Mortgaged Properties do not, and did not previously, violate any Environmental Laws, (iii) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding is pending or threatened against either Company, nor have any settlements been reached by or with any Person or any Lien imposed in connection with the Mortgaged Properties concerning Hazardous Materials or Environmental Laws, (iv) all underground storage tanks or above ground storage tanks located at or on the Mortgaged Properties are in compliance with all Environmental Laws and there have been no spills, discharges, releases or leaks of Hazardous Materials from such tanks which have not been remediated and (v) there are no facts, circumstance or conditions at any Mortgaged Property which could reasonably result in Lender incurring any environmental loss, cost, damage or liability or prevent continued compliance with Environmental Laws.

       5.12     Leasing Matters. With respect to Leases, if any, of the Mortgaged Properties (other than the lease of sixteen parking spaces at the Mortgaged Property located at 230 North Wisconsin Street, De Pere, Wisconsin) (i) to Borrower's knowledge, the rent roll delivered to Lender with respect to each Mortgaged Property is true and correct, and the applicable Leases are valid and in full force and effect, (ii) the Leases (including amendments) are in writing and there are no oral agreements with respect thereto, (iii) the copies of the Leases delivered to Lender are true and complete and the Leases have not been amended, modified, supplemented or restated except pursuant to written instruments which have been delivered to Lender, (iv) to the best knowledge of Borrower, neither the landlord nor any tenant is in default under any of the leases, (v) Borrower has no knowledge of any notice of termination or default with respect to any such Lease, (vi) Borrower has not assigned or pledged any of such Leases except to Lender, (vii) except as set forth in the rent roll delivered to Lender, no tenant or other party has an option to purchase all or any portion of the Mortgaged Properties, (viii) no tenant has the right to terminate its Lease prior to the expiration of the stated term of such lease and (ix) no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of any amount equal to two month's rent).

       5.13     Employee Matters. There are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to Borrower's knowledge, threatened against either Company by any of such Company's employees, other than employee grievances or controversies arising in the ordinary course of business that in the aggregate could not reasonably be expected to have a Material Adverse Effect.

       5.14     Application of Certain Laws and Regulations. Borrower is not and no Affiliate of Borrower is (i) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended or (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Company act of 1935, as amended.

       5.15     Margin Regulations. None of the transactions contemplated by this Loan Agreement or any of the other Instruments, including the use of the proceeds of the Loan, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulation T, U and X, and neither Company owns or intends to own or carries or intends to carry or purchase any "margin security" within the meaning of such Regulation U.

       5.16     No Misrepresentation. Neither the most recent quarterly report on Form 10-Q and annual report on Form 10-K filed by Borrower with the Securities and Exchange Commission, this Loan Agreement and the other Loan Documents, nor any certificate, information or report furnished or to be furnished by or on behalf of Borrower to Lender in connection with any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made.

       5.17     Solvency. After giving effect to the transactions contemplated by the Loan Documents (i) neither Company intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they become due, and (ii) each Company (A) owns and will own Property, the fair saleable value of which is (I) greater than the total amount of its liabilities (including contingent liabilities) and (II) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured, and (B) has and will have capital that is not unreasonably small in relation to its business as presently conducted and as proposed to be conducted.

       5.18     ERISA Matters. Borrower and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each applicable Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than premiums which have been timely paid or for which an extension of the time for payment has been granted).

ARTICLE VI

AFFIRMATIVE COVENANTS

Until all of Borrower's Obligations are paid and performed in full Borrower agrees that it shall, and shall cause Guarantor to, comply with the following covenants.

       6.1     Legal Existence; Good Standing. Borrower shall, and shall cause Guarantor to, maintain its existence and its good standing in the jurisdiction of its incorporation and maintain its qualification to transact business in any state in which any Mortgaged Property owned by it is located.

       6.2     Inspection. Borrower shall, and shall cause Guarantor to, permit representatives of Lender, during normal business hours and upon reasonable prior notice if no Event of Default or Incipient Default exists, or during normal business hours and upon at least 24 hours' prior notice if any Event of Default or Incipient Default exists (i) to inspect the Mortgaged Properties and conduct such environmental and engineering studies thereon as Lender reasonably may require (which inspection shall not unreasonably interfere with the normal business operations at such site) and (ii) to visit its offices, to examine and inspect its books and records relating to the Mortgaged Properties and accountants' reports relating thereto and to make copies or extracts therefrom.

       6.3     Compliance with Laws. Comply with all federal, state and local laws, ordinances, requirements and regulations and all judgments, orders, injunctions and decrees applicable to Borrower and its operations, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

       6.4     Financial Statements. If Borrower is no longer subject to or is no longer filing reports pursuant to the reporting requirements of Sections 13 and 15 of the Securities Exchange Act or does not have securities listed on a national securities exchange or the Nasdaq Stock Market, Borrower shall furnish to Lender:

6.4.1 Quarterly Statements. As soon as available and in any event within 45 days after the close of each fiscal quarter:

(a) the consolidated and consolidating balance sheet of Borrower as of the end of such fiscal quarter, and

(b) the consolidated and consolidating statements of operations of Borrower for such fiscal quarter, and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, all in reasonable detail, containing such information as Lender reasonably may require, and certified as complete and correct, subject to normal year-end adjustments, by the chief financial officer of Borrower.

6.4.2 Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year:

(a) the consolidated balance sheet of Borrower as of the end of such fiscal year and the statements of operations, cash flows and shareholders' equity (collectively, the "Annual Financial Statements") of Borrower for such fiscal year setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and

(b) an opinion of an independent public accounting firm selected by Borrower which shall accompany the Annual Financial Statements, which opinion shall be unqualified as to scope of audit, stating that (i) the examination by such accounting firm in connection with such Annual Financial Statements has been made in accordance with generally accepted auditing standards, (ii) such Annual Financial Statements have been prepared in conformity with GAAP and in a manner consistent with prior periods, and (iii) such Annual Financial Statements fairly present in all material respects the financial position and results of operations of Borrower.

       6.5     Other Information. Borrower shall furnish, and shall cause Guarantor to furnish, to Lender:

6.5.1 Notice of Defaults; Loss. Prompt notice if: (i) there shall occur and be continuing an Event of Default, accompanied by a statement setting forth what action Borrower proposes to take in respect thereof, or (ii) any event shall occur which Borrower or Guarantor, as applicable, determines has had or will have a Material Adverse Effect.

6.5.2 Notice of Suits; Adverse Events. Prompt notice of: (i) any citation, summons, subpoena, order to show cause or other order naming either Company a party to any proceeding before any Governmental Body which Borrower or Guarantor, as applicable, determines has had or will have a Material Adverse Effect, including with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise, agreement or other authorization issued to either Company by any Governmental Body or any other Person that is material to the operation of any Mortgaged Property, (iii) any refusal by any Governmental Body or any other Person to renew or extend any such license, permit, franchise, agreement or other authorization and (iv) any dispute between either Company and any Governmental Body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (ii) and (iii) above or in this clause (iv) could reasonably be expected to have a Material Adverse Effect.

6.5.3 ERISA Matters. Prompt notice if and when Borrower or any ERISA Affiliate is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, together with a copy of the notice of such reportable event given or required to be given to the PBGC.

6.5.4 Other Information. Promptly upon request therefor, such other existing information and reports relating to the past, present or future financial condition, operations, plans and projections with respect to the Mortgaged Properties as Lender reasonably may request from time to time.

       6.6     Property Specific Matters. Borrower shall, and shall cause Guarantor to:

6.6.1 Title. Warrant and defend (i) title to the Mortgaged Properties owned by it and every part thereof, subject only to Permitted Liens (including Permitted Encumbrances) and (ii) the validity and priority of the Security Interests, in each case against the claims of all Persons whomsoever.

6.6.2 Physical Condition. Except as otherwise contemplated herein, maintain the Mortgaged Properties in good condition, order and repair in all material respects, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, heating, ventilating and air conditioning systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, and make all necessary replacements and renewals (including the replacement of Fixtures and Equipment) to the Mortgaged Properties so that the value thereof shall not be impaired.

6.6.3 Use. Use the Mortgaged Properties exclusively for commercial purposes and other appurtenant and related uses in material compliance with all applicable zoning ordinances, building codes and regulations and other laws and regulations and all REAs applicable to the Mortgaged Properties.

6.6.4 Licenses, Permits and Agreements. Maintain in full force and effect and comply in all material respects with all licenses, permits and agreements, including REAs, that are material to the operation of and applicable to the Mortgaged Properties, the loss, revocation, termination or non-compliance with which could reasonably be expected to have a Material Adverse Effect.

       6.7     Insurance; Casualty.

6.7.1 Maintenance of Insurance. Borrower shall, and shall cause Guarantor to, maintain in full force and effect such property, casualty and liability insurance with respect to the Mortgaged Properties as may be required by law and as may be customarily maintained by prudent companies similarly situated (including, without limitation, with respect to the deductibles, amounts and forms applicable to such insurance), all of which shall be written by financially sound and reputable insurance companies. Borrower shall not, and shall not permit Guarantor to, maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed to Lender.

6.7.2 Endorsements. Borrower shall, and shall cause Guarantor to, cause each issuer of the insurance policies required to be maintained under subsection 6.7.1 to provide Lender with an endorsement (i) showing loss payable to Lender, without contribution, with respect to each policy of property or casualty insurance and naming the Lender as an additional insured with respect to each policy of insurance for liability for personal injury or property damage, (ii) providing that 30 days' prior notice will be given to Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and that no act or thing done by either Company shall invalidate such policy as against Lender and (iii) reasonably acceptable in all other respects to Lender. Promptly following any request therefor from Lender, Borrower shall, and shall cause Guarantor to, deliver to Lender copies of all original policies of casualty insurance required hereunder, certified to Lender by the issuing insurance company or authorized agent as being true copies.

6.7.3 Definitions. As used herein, the following terms shall have the following meanings:

Borrower's Casualty Event: the occurrence of any Casualty (i) other than during a Default Rate Period, (ii) with respect to only one Mortgaged Property and (iii) with respect to which the estimated claim reasonably determined by Borrower or Guarantor, as applicable, to be made under the applicable policy of insurance (A) is greater than $5,000,000 but less than $15,000,000 and Borrower or Guarantor, as applicable, has delivered to Lender within 30 days after the occurrence of such Casualty cash collateral or an unconditional standby letter of credit issued by a bank and otherwise in form and substance satisfactory to Lender in an amount equal to such estimated claim or (B) is $5,000,000 or less.

Lender's Casualty Event: the occurrence of any Casualty (i) during a Default Rate Period, (ii) with respect to more than one Mortgaged Property arising out of a single event or a series of related events or (iii) with respect to which the estimated claim reasonably determined by Borrower or Guarantor, as applicable, to be made under the applicable policy of insurance (A) is greater than $5,000,000 but less than $15,000,000 and Borrower or Guarantor, as applicable, has not delivered to Lender within 30 days after the occurrence of such Casualty cash collateral or an unconditional standby letter of credit issued by a bank and otherwise in form and substance satisfactory to Lender in an amount equal to such estimated claim or (B) is $15,000,000 or more.

6.7.4 Settlement of Claims. Borrower shall, and shall cause Guarantor to, promptly notify Lender of any Casualty. Subject to (i) Borrower's rights, set forth in this subsection 6.7.4 below, to collect the Casualty Proceeds payable with respect to a Borrower's Casualty Event and (ii) Borrower's and Guarantor's rights to use the Net Casualty Proceeds payable with respect to any Casualty pursuant to subsections 6.7.5 and 6.7.6 below, Borrower hereby directs, and shall cause Guarantor to direct, all insurers under all policies of casualty insurance to pay all Casualty Proceeds payable thereunder directly to Lender and Borrower hereby authorizes, and shall cause Guarantor to authorize, Lender to collect and receive all such Casualty Proceeds and to give proper receipts therefor. If a Borrower's Casualty Event occurs, Borrower or Guarantor, as applicable, shall be responsible for and shall have the sole power to make, settle and adjust all claims, to prosecute any action arising from any casualty insurance policies applicable to the applicable Mortgaged Property, and to make all determinations and decisions with respect to all such insurance policies and claims arising with respect to such Borrower's Casualty Event and to collect resulting Casualty Proceeds; provided, however, Borrower or Guarantor shall provide Lender with copies of all claims, documents, agreements, and any other documentation Lender reasonably requests in connection with the adjustment or action relating to such Casualty. If a Lender's Casualty Event occurs, Borrower irrevocably appoints, and shall cause Guarantor irrevocably to appoint, Lender (and all officers, employees of Lender), as Borrower's (or Guarantor's, as applicable) true and lawful attorney and agent in fact for the purpose of and with power to make, settle and adjust claims under policies of casualty insurance with respect to such Lender's Casualty Event, to appear in and prosecute any action arising from such insurance policies, to endorse the name of Borrower (or Guarantor, as applicable) on any check, draft, instrument or other item of payment for Casualty Proceeds, to deduct therefrom Lender's expenses incurred in the collection of such Casualty Proceeds and to make all determinations and decisions with respect to all such policies of insurance; provided, however, Lender shall provide Borrower or Guarantor with copies of all claims, documents, agreements, and any other documentation Borrower or Guarantor reasonably requests in connection with the adjustment or action relating to such Casualty. Lender acknowledges that the foregoing powers extend only to the Casualty Proceeds applicable to the Collateral. Borrower acknowledges, and shall cause Guarantor to acknowledge, that such appointment as attorney and agent in fact is a power, coupled with an interest, and therefore is irrevocable. If a Borrower's Casualty Event or a Lender's Casualty Event occurs, Borrower or Guarantor, as applicable, shall notify Lender within 60 days after the occurrence of the applicable Casualty whether Borrower or Guarantor, as applicable, desires and intends to perform a Restoration on the applicable Mortgaged Property.

6.7.5 Borrower's Casualty Event. If a Borrower's Casualty Event occurs and Borrower or Guarantor, as applicable, desires and intends to perform a Restoration, Borrower or Guarantor, as applicable, shall use the Net Casualty Proceeds received in respect of such Borrower's Casualty Event to perform a Restoration on the Mortgaged Property in such manner and under such conditions as Borrower or Guarantor reasonably shall determine provided that:

(a) the Mortgaged Property shall be repaired, rebuilt or replaced so as to be of at least equal value and substantially the same character as prior to such Casualty;

(b) Borrower shall pay the amount of any deficiency in such Net Casualty Proceeds in order to repair, rebuild or replace the Mortgaged Property fully to its condition immediately prior to the applicable Casualty;

(c) Borrower or Guarantor promptly commences Restoration following payment of the Casualty Proceeds by the applicable insurance company and diligently prosecutes the same to completion, subject to any cause or causes beyond its reasonable control, including, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, acts of terrorism, rebellion, hostilities, military or usurped power, sabotage, fire or other casualty, inability to obtain materials or services, and acts of God;

(d) the Restoration shall be completed on or before the earliest to occur of (1) thirty days prior to the Maturity Date and (2) such time as may be required under applicable zoning and other laws, ordinances, rules and regulations; and

(e) any surplus which may remain out of such Net Casualty Proceeds after the cost of the Restoration is paid in full at Lender's option shall be (i) delivered to Lender for application to Borrower's Obligations in the order of priority set forth in subsection 2.7.2 or (ii) retained by Borrower or Guarantor, as applicable.

If Borrower or Guarantor, as applicable, has not notified Lender in accordance with subsection 6.7.4 that Borrower or Guarantor, as applicable, desires and intends to perform such Restoration, then Lender may elect (i) to apply the Net Casualty Proceeds to Borrower's Obligations in accordance with subsection 2.7.2 or (ii) to permit Borrower or Guarantor, as applicable, to retain the Net Casualty Proceeds.

6.7.6 Lender's Casualty Event. If a Lender's Casualty Event occurs, Lender, at its option, may elect (i) to apply the Net Casualty Proceeds to Borrower's Obligations in accordance with subsection 2.7.2, (ii) if Borrower or Guarantor, as applicable, has not notified Lender in accordance with subsection 6.7.4 that Borrower or Guarantor, as applicable, desires and intends to perform a Restoration of the applicable Mortgaged Property, to return the Net Casualty Proceeds to Borrower or Guarantor, as applicable, or (iii) if Borrower or Guarantor, as applicable, desires and intends to perform a Restoration of the applicable Mortgaged Property, to hold such Net Casualty Proceeds and disburse the same to or as directed by Borrower or Guarantor, as applicable, from time to time during the course of the Restoration for payment of the cost of, or reimbursement of Borrower's or Guarantor's expenses in connection with, the Restoration, subject to the following conditions:

(a) no Event of Default shall have occurred and be continuing;

(b) Lender shall not be obligated to make disbursements of the Net Casualty Proceeds more frequently than once a month;

(c) Lender, within a reasonable period of time prior to request for initial disbursement, shall be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration;

(d) the Net Casualty Proceeds, together with any cash or Cash Equivalent Investments deposited by Borrower with Lender, shall be sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

(e) Lender shall be satisfied that all scheduled payments of principal and interest hereunder will be paid as and when due out of (1) the Net Casualty Proceeds or (2) other funds of Borrower;

(f) Lender shall be satisfied that, upon the completion of the Restoration, the Mortgaged Property shall be repaired, rebuilt or replaced so as to be of at least equal value and substantially the same character as prior to such Casualty;

(g) Lender shall be satisfied that the Restoration reasonably can be completed on or before the earliest to occur of (1) thirty days prior to the Maturity Date and (2) such time as may be required under applicable zoning and other laws, ordinances, rules and regulations;

(h) the applicable Mortgaged Property and the use thereof after the Restoration will be in compliance with, and permitted under, all Environmental Laws and all applicable zoning and other laws, ordinances, rules and regulations;

(i) Borrower promptly commences Restoration following payment of the Casualty Proceeds by the applicable insurance company and diligently prosecutes the same to completion, subject to any cause or causes beyond Borrower's reasonable control, including, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, acts of terrorism, rebellion, hostilities, military or usurped power, sabotage, fire or other casualty, inability to obtain materials or services, and acts of God;

(j) Lender shall have received evidence satisfactory to Lender that (1) all materials have been installed or delivered to the Mortgaged Property as of the date of disbursement and all work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) will be paid in full as of the date of disbursement, and (2) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other Liens of any nature whatsoever on the applicable Mortgaged Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the Lien of the applicable Mortgage; and

(k) any surplus which may remain out of such Net Casualty Proceeds after the cost of the Restoration is paid in full at Lender's option shall be (i) delivered to Lender for application to Borrower's Obligations in the order of priority set forth in subsection 2.7.2 or (ii) retained by Borrower or Guarantor, as applicable.

Until disbursed in accordance with the provisions of this Section 6.9, the Net Casualty Proceeds shall constitute additional Collateral for Borrower's Obligations.

6.7.7 Release of Mortgaged Property. If a Casualty has occurred with respect to only one Mortgaged Property and Lender has elected to apply the Net Casualty Proceeds to Borrower's Obligations in accordance with subsection 2.7.2, and either (i) the Net Casualty Proceeds to be so applied by Lender is equal to or greater than 120% of the allocated value of such Mortgaged Property set forth on Exhibit A attached hereto or (ii) the Net Casualty Proceeds to be so applied by Lender is less than 120% of the allocated value of such Mortgage Property set forth on Exhibit A attached hereto but Borrower has delivered to Lender the amount of Dollars equal to the difference between (A) 120% of the allocated value of such Mortgaged Property set forth on Exhibit A attached hereto and (B) the Net Casualty Proceeds to be so applied by Lender (which amount of Dollars shall be applied by Lender, along with the Net Casualty Proceeds, to Borrower's Obligations in accordance with subsection 2.7.2), then, following a written request from Borrower to Lender therefor, Lender shall promptly release such Mortgaged Property from the Security Interests.

       6.8     Condemnation.

6.8.1 Definitions. As used herein, the following terms shall have the following meanings:

Borrower's Condemnation Event: the occurrence of any Condemnation (i) other than during a Default Rate Period, (ii) with respect to only one Mortgaged Property and (iii) with respect to which the Condemnation Proceeds (A) are greater than $5,000,000 but less than $15,000,000 and Borrower or Guarantor, as applicable, has delivered to Lender within 30 days after the determination or settlement of such Condemnation Proceeds cash collateral or an unconditional standby letter of credit issued by a bank and otherwise in form and substance satisfactory to Lender in an amount equal to such Condemnation Proceeds or (B) are $5,000,000 or less.

Lender's Condemnation Event: the occurrence of any Condemnation (i) during a Default Rate Period, (ii) with respect to more than one Mortgaged Property or (iii) with respect to which the Condemnation Proceeds (A) are greater than $5,000,000 but less than $15,000,000 and Borrower or Guarantor, as applicable, has not delivered to Lender within 30 days after the determination or settlement of such Condemnation Proceeds cash collateral or an unconditional standby letter of credit issued by a bank and otherwise in form and substance satisfactory to Lender in an amount equal to such estimated claim or (B) are $15,000,000 or more.

6.8.2 Settlement of Claims. Borrower shall, and shall cause Guarantor to, promptly notify Lender of the institution of any proceeding for Condemnation with respect to all or any portion of the Mortgaged Properties. Lender may participate in any such proceeding and Borrower will deliver, and will cause Guarantor to deliver, to Lender all instruments necessary or required by Lender to permit such participation. Without the prior written consent of Lender, Borrower shall not, and shall not permit Guarantor to (i) agree to any compensation or award or (ii) take or fail to take any action which would cause the compensation or award to be determined. Subject to Borrower's and Guarantor's rights to collect and use the Net Condemnation Proceeds payable with respect to any Condemnation pursuant to subsections 6.8.3 and 6.8.4 below, Borrower hereby authorizes, and shall cause Guarantor to authorize, Lender to collect and receive all Condemnation Proceeds and to give proper receipts therefor. If a Borrower's Condemnation Event or a Lender's Condemnation Event occurs, Borrower or Guarantor, as applicable, shall notify Lender within 60 days after the occurrence of the applicable Condemnation whether Borrower or Guarantor, as applicable, desires and intends to perform a Restoration on the applicable Mortgaged Property.

6.8.3 Borrower's Condemnation Event. If a Borrower's Condemnation Event occurs, Borrower or Guarantor, as applicable, shall use the Net Condemnation Proceeds received in respect thereof to perform a Restoration on the Mortgaged Property in such manner and under such conditions as Borrower or Guarantor reasonably shall determine provided that:

(a) the Mortgaged Property shall be repaired, rebuilt or replaced so as to be of at least equal value and substantially the same character as prior to such Condemnation;

(b) Borrower shall pay the amount of any deficiency in such Net Condemnation Proceeds in order to repair, rebuild or replace the Mortgaged Property fully to its condition immediately prior to the applicable Condemnation;

(c) Borrower or Guarantor promptly commences Restoration following payment of the Condemnation Proceeds and diligently prosecutes the same to completion, subject to any cause or causes beyond its reasonable control, including, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, acts of terrorism, rebellion, hostilities, military or usurped power, sabotage, fire or other casualty, inability to obtain materials or services, and acts of God;

(d) the Restoration shall be completed on or before the earliest to occur of (1) thirty days prior to the Maturity Date and (2) such time as may be required under applicable zoning and other laws, ordinances, rules and regulations; and

(e) any surplus which may remain out of such Net Condemnation Proceeds after the cost of the Restoration is paid in full at Lender's option shall be (i) delivered to Lender for application to Borrower's Obligations in the order of priority set forth in subsection 2.7.2 or (ii) retained by Borrower or Guarantor, as applicable.

If Borrower or Guarantor, as applicable, has not notified Lender in accordance with subsection 6.8.2 that Borrower or Guarantor, as applicable, desires and intends to perform such Restoration, then Lender may elect (i) to apply the Net Condemnation Proceeds to Borrower's Obligations in accordance with subsection 2.7.2 or (ii) to permit Borrower or Guarantor, as applicable, to retain the Net Condemnation Proceeds.

6.8.4 Lender's Condemnation Event. If a Lender's Condemnation Event occurs, Lender, at its option, may elect (i) to apply the Net Condemnation Proceeds to Borrower's Obligations in accordance with subsection 2.7.2, (ii) if Borrower or Guarantor, as applicable, elects not to perform a Restoration of the applicable Mortgaged Property, to return the Net Condemnation Proceeds to Borrower or Guarantor, as applicable, or (iii) if Borrower or Guarantor, as applicable, desires and intends to perform a Restoration of the applicable Mortgaged Property, to hold such Net Condemnation Proceeds and disburse the same to or as directed by Borrower or Guarantor, as applicable, from time to time during the course of the Restoration for payment of the cost of, or reimbursement of Borrower's or Guarantor's expenses in connection with, the Restoration, subject to the following conditions:

(a) no Event of Default shall have occurred and be continuing;

(b) Lender shall not be obligated to make disbursements of the Net Condemnation Proceeds more frequently than once a month;

(c) Lender, within a reasonable period of time prior to request for initial disbursement, shall be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration;

(d) the Net Condemnation Proceeds, together with any cash or Cash Equivalent Investments deposited by Borrower with Lender, shall be sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

(e) Lender shall be satisfied that all scheduled payments of principal and interest hereunder will be paid as and when due out of (1) the Net Condemnation Proceeds or (2) other funds of Borrower;

(f) Lender shall be satisfied that, upon the completion of the Restoration, the Mortgaged Property shall be repaired, rebuilt or replaced so as to be of at least equal value and substantially the same character as prior to such Condemnation;

(g) Lender shall be satisfied that the Restoration reasonably can be completed on or before the earliest to occur of (1) thirty days prior to the Maturity Date and (2) such time as may be required under applicable zoning and other laws, ordinances, rules and regulations;

(h) the applicable Mortgaged Property and the use thereof after the Restoration will be in compliance with, and permitted under, all Environmental Laws and all applicable zoning and other laws, ordinances, rules and regulations;

(i) Borrower promptly commences Restoration following payment of the Condemnation Proceeds and diligently prosecutes the same to completion, subject to any cause or causes beyond Borrower's reasonable control, including, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, acts of terrorism, rebellion, hostilities, military or usurped power, sabotage, fire or other casualty, inability to obtain materials or services, and acts of God;

(j) Lender shall have received evidence satisfactory to Lender that (1) all materials have been installed or delivered to the Mortgaged Property as of the date of disbursement and all work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) will be paid in full as of the date of disbursement, and (2) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other Liens of any nature whatsoever on the applicable Mortgaged Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the Lien of the applicable Mortgage; and

(k) any surplus which may remain out of such Net Condemnation Proceeds after the cost of the Restoration is paid in full at Lender's option shall be (i) delivered to Lender for application to Borrower's Obligations in the order of priority set forth in subsection 2.7.2 or (ii) retained by Borrower or Guarantor, as applicable.

Until disbursed in accordance with the provisions of this subsection 6.8.4, the Net Condemnation Proceeds shall constitute additional Collateral for Borrower's Obligations.

       6.9     Special Provisions Regarding Restoration.

6.9.1 Approvals; Costs and Expenses. Prior to the commencement of any construction in connection any Restoration, Lender shall have approved in writing all plans and specifications therefor. No such plans and specifications shall be amended or modified in any material respect without the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Lender shall have the use of such plans and specifications and all permits, licenses and approvals required or obtained in connection with each Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Consulting Engineer, which acceptance shall not be unreasonably withheld, conditioned or delayed. All reasonable costs and expenses incurred by Lender in connection with making the Net Casualty Proceeds or Net Condemnation Proceeds available for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Consulting Engineer's fees and expenses, shall be paid by Borrower.

6.9.2 Retainage. In no event shall Lender be obligated to make disbursements of Net Casualty Proceeds or Net Condemnation Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place or materials delivered and stored at the Mortgaged Property as part of the Restoration, as certified by the Consulting Engineer, minus the applicable Retainage. The Retainage shall not be released until the Consulting Engineer certifies to Lender that the Restoration has been completed in accordance with the provisions of this Loan Agreement and that all approvals necessary for the re-occupancy and use of the applicable Mortgaged Property have been obtained from all appropriate Governmental Bodies, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Retainage, provided, however, that Lender will release the portion of the Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Consulting Engineer certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the Lien of the applicable Mortgage. If required by Lender, the release of any such portion of the Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

6.9.3 Deficiency. If at any time the Net Casualty Proceeds or Net Condemnation Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Consulting Engineer to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency with Lender before any further disbursement of the Net Casualty Proceeds or Net Condemnation Proceeds shall be made. The amount deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Casualty Proceeds or Net Condemnation Proceeds, and until so disbursed shall constitute additional security for the Obligations, but any excess remaining at the end of the Restoration shall be returned to Borrower rather than applied to Borrower's Obligations, upon notice to Lender from Borrower.

       6.10     Taxes and Claims; Tax Deposits.

6.10.1 Payment of Taxes. Borrower shall, and shall cause Guarantor to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Mortgaged Property, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon any Mortgaged Property, provided that (i) neither Company shall be required to pay any such amount if the same is being contested diligently and in good faith by appropriate proceedings and (ii) compliance by Borrower and Guarantor with subsection 6.10.3 relating to taxes and assessments on the Mortgaged Properties shall be deemed compliance with this Section 6.10.1 with respect to such taxes and assessments on the Mortgaged Properties. Borrower shall not suffer or permit, and shall not permit Guarantor to suffer or permit, the joint assessment of any portion of the Mortgaged Properties with any other real property constituting a separate tax lot or with any other Property.

6.10.2 Payment of Other Claims. Borrower shall, and shall cause Guarantor to, pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien in a material amount upon any of the Mortgaged Properties; provided that neither Company shall be required to pay any such claim or demand (i) if the same is being contested diligently and in good faith by appropriate proceedings and (ii) Borrower provides Lender with an indemnity, bond or other security satisfactory to Lender (including an endorsement to Lender's title insurance policy for the Loan insuring against such claim or demand) assuring the discharge of Borrower's or Guarantor's obligations for such claims and demands, including interest and penalties.

6.10.3 Deposits for Taxes. Borrower shall deposit, and shall cause Guarantor to deposit, with Lender on the first Business Day of each month an amount equal to the quotient obtained by dividing (i) the amount reasonably determined by Lender to be the aggregate amount of all general and special real estate taxes and assessments due upon the Mortgaged Properties for the succeeding twelve months, divided by (ii) twelve. In addition, Borrower shall deposit with Lender on the Closing Date such additional amount as Lender reasonably determines is necessary, when added to the monthly deposits described in the preceding sentence, to pay all general and real estate taxes due upon the Mortgaged Properties during the first Loan Year. If such deposits are insufficient to pay any such taxes or assessments when the same become due and payable, Borrower, within ten days after receipt of demand therefor from Lender, shall deposit such additional funds as may be necessary to eliminate such insufficiency. If such deposits exceed the amount required to pay such taxes and assessments for any year, the excess shall be credited against the next succeeding deposit or deposits to be made by Borrower and Guarantor. Lender shall use such deposits for the payment of taxes and assessments on the Mortgaged Properties next due and payable when they become due; provided that Lender shall not be liable for any failure to apply such deposits to the payment of such taxes and assessments unless Lender shall have received from Borrower a request for payment accompanied by the bills for such taxes and assessments not less than thirty days prior to the date due. Such deposits shall be kept separate and apart from any other funds of Lender without charge to Borrower and shall be invested in Cash Equivalents upon the specific written directions of Borrower so long as the tenor of any such investment would not result in insufficient amounts being available for the payment of taxes and assessments when due. In the event Borrower directs Lender to invest such deposits, Lender shall bear no liability for any losses on any funds so invested, including as a result of any liquidation of such investment necessary in order to enable Lender to pay such taxes and assessments on a timely basis. Lender shall account to Borrower monthly for the amounts then on deposit.

       6.11     Environmental Matters. Borrower shall, and shall cause Guarantor to, comply at all times with, and be responsible for, its obligations under all Environmental Laws (but, as to this Section 6.11 only, excluding the Occupational Safety and Health Act) applicable to each Mortgaged Property which are material to the business operations conducted on or the value of such Mortgaged Property. At its sole cost and expense, Borrower shall, and shall cause Guarantor to, (i) comply in all respects with (A) any notice of any violation or administrative or judicial complaint or order having been filed against any portion of any Mortgaged Property or against Borrower or Guarantor with respect to any portion of any Mortgaged Property alleging violations of any law, ordinance and/or regulation requiring Borrower or Guarantor to take any action in connection with the release, transportation and/or clean-up of any Hazardous Materials, and (B) any notice from any Governmental Body or any other Person alleging that it is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from such release or transportation, or (ii) diligently contest in good faith by appropriate proceedings any demands set forth in such notices provided no Lien in a material amount would or will attach to the Mortgaged Property which is the subject of any such notice as a result of any compliance by it which is delayed during any such contest. Promptly upon receipt of any notice described in the foregoing clause (i), Borrower shall deliver to Lender a copy thereof. If Lender has good reason to believe any adverse environmental condition exists on any Mortgaged Property, Borrower shall permit, and shall cause Guarantor to permit, Lender to conduct or cause to be conducted an Environmental Audit or other site assessment, or to cause any existing Environmental Audit or site assessment to be updated, with respect to such Mortgaged Property, provided that no Environmental Audit shall be conducted (x) after notice of prepayment has been given in accordance with subsection 2.7.1(c) unless Borrower fails to make such prepayment, (y) more than once per year unless an Event of Default exists or (z) after March 27, 2011 and prior to the Maturity Date. All reasonable costs of such Environmental Audits and site assessments shall be paid by Borrower.

       6.12     Leasing Matters. Borrower shall, and shall cause Guarantor to (i) perform its obligations under all Leases, if any, of the Mortgaged Properties, (ii) enforce the obligations of all tenants under such Leases, (iii) promptly furnish to Lender any notice of default or termination received by Borrower or Guarantor from any such tenant, and any notice of default or termination given by Borrower or Guarantor to any such tenant, (iv) not collect any rents for more than thirty days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months rent and (v) obtain and furnish to Lender at Lender's request written estoppels in form and substance reasonably satisfactory to Lender executed by tenants under such Leases confirming the term, rent and other provisions and matters relating to such Leases.

       6.13     REAs. Borrower shall, and shall cause Guarantor to (i) perform its obligations under all REAs, (ii) enforce the material obligations to be performed by other parties under any REA and (iii) promptly furnish to Lender any notice of default or termination received by Borrower or Guarantor from any other party to any REA, and any notice of default or termination given by Borrower or Guarantor to any other party to any REA.

       6.14     Approvals. Upon the exercise by Lender of any power, right or privilege pursuant to the provisions of any of the Loan Documents requiring any consent, approval or authorization of any Governmental Body or other Person, Borrower shall, and shall cause Guarantor to, promptly execute or cause the execution of all applications, certificates, documents, instruments and other agreements that reasonably may be required for such consent, approval or authorization.

       6.15     Further Assurances. Borrower shall, and shall cause Guarantor to, execute and deliver to Lender such additional documents as Lender reasonably may require from time to time to carry out the purposes of the Loan Documents and to protect Lender's rights thereunder, including, without limitation, taking such actions as are necessary or as Lender reasonably may request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, control agreements, mortgages, deeds of trust, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of other collateral with respect to which perfection is obtained by possession) to ensure that (i) Borrower's Obligations are secured by the Mortgaged Properties owned by Borrower and guaranteed by Guarantor and (ii) Guarantor's Obligations are secured by the Mortgaged Properties owned by Guarantor.

ARTICLE VII

NEGATIVE COVENANTS

Until all of Borrower's Obligations are paid and performed in full, Borrower shall not, and shall not permit Guarantor to, fail to comply with the following covenants.

       7.1     Debt. Borrower shall not, and shall not permit Guarantor to, create, incur, assume, suffer or permit to exist any Debt secured by any Lien upon all or any portion of the Collateral except Borrower's Obligations and Guarantor's Obligations.

       7.2     Liens. Borrower shall not, and shall not permit Guarantor to, create, incur, assume or suffer to exist any Lien upon all or any portion of the Collateral, whether now owned or hereafter acquired, except:

(a) the Security Interests;

(b) Permitted Encumbrances;

(c) Leases and easements permitted under Section 7.4;

(d) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP; provided that no notice of Lien has been filed or recorded;

(e) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, provided Borrower and Guarantor are in compliance with subsection 6.10.2 with respect thereto and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP); and

(f) Liens in respect of judgments or awards with respect to which no Event of Default would exist pursuant to subsection 8.1.6.

       7.3     Sale, Lease or Transfer of Mortgaged Properties. Borrower shall not, and shall not permit Guarantor to, sell, lease, assign, transfer or otherwise dispose of all or any portion of the Mortgaged Properties, or enter into any binding agreement respect thereto, except for:

7.3.1 Fixtures and Equipment. The sale or disposition of obsolete or unusable items of Fixtures and Equipment which promptly are replaced with new items of Fixtures and Equipment of like function and comparable value to the unusable items of equipment when the same were new or not obsolete or unusable, provided such replacement items of Fixtures and Equipment shall become subject to the Security Interests.

7.3.2 Existing Leases. The Leases, if any, existing as of the Closing Date.

7.3.3 Future Leases. Any Lease entered into after the Closing Date of space in the buildings located on the applicable Mortgaged Property on the Closing Date provided that (i) Borrower has given not less than thirty days' prior written notice to Lender of its intent to enter into such Lease and (ii) Lender has given its prior written consent to the execution and delivery of such Lease, which consent may be given or withheld in the sole and absolute discretion of Lender but shall not be required if (A) the aggregate of all space demised under all Leases of space in such buildings does not exceed 10% of the aggregate square feet of all such buildings and (B) in the reasonable judgment of Lender the value of the applicable Mortgaged Property would not be materially diminished as a result of the execution and delivery of such Lease.

7.3.4 Outlot Sales. Any Outlot Sale provided that (i) Borrower has given not less than thirty days' prior written notice to Lender of its intent to consummate such Outlot Sale and (ii) Lender has given its prior written consent to such Outlot Sale, which consent (A) shall not be unreasonably withheld or delayed, (B) shall not be withheld on the basis of the applicable Outlot being developed for one of the uses described on Exhibit C, (C) may be withheld if the proposed or permitted use of the Outlot would create a public nuisance, involves any dangerous, noxious or hazardous activity or involves any other activity or business which is not customarily found in first class retail shopping centers or which could reasonably be expected to adversely affect the reputation of the applicable Mortgaged Property and (D) may be withheld, even if the applicable Outlot is being developed for one of the uses described on Exhibit C, based upon but not limited to considerations including the following in the context of the continued ownership, operation, use and value of the applicable Mortgaged Property:

(1) whether the size of the applicable Outlot is reasonable and whether any other Outlots exist on the applicable Mortgaged Property;

(2) whether the amount of the Outlot Sale Proceeds and the proportion thereof to be paid in cash upon the consummation of the Outlot Sale is reasonable;

(3) whether the height, square footage and building orientation of any improvements to be permitted upon the Outlot are reasonable;

(4) whether the exterior of such improvements are reasonably compatible with the existing improvements on the applicable Mortgaged Property;

(5) whether the ratio of the number of parking spaces on such Outlot relative to the improvements to be permitted thereon is reasonable taking into account local zoning ordinances, the requirements of applicable REAs and other relevant facts and circumstances;

(6) whether the location of access points to and from such Outlot and to and from the balance of the applicable Mortgaged Property are reasonable;

(7) whether the exterior signage to be permitted on the Outlot is reasonable;

(8) whether the terms and conditions of all documents, instruments and agreements to be executed and delivered in connection with such Outlot Sale, including all Leases, easements, declarations of restrictions and development agreements, are reasonable; and

(9) whether the various requirements, restrictions and limitations on the use, improvement and development of the Outlot are made, in a manner reasonably acceptable to Lender, as binding requirements, restrictions and limitations which run with the land of the Outlot which cannot be terminated, waived, amended or modified without the consent of (i) Lender, until the Security Interests in the remainder of the applicable Mortgaged Property are released and (ii) the owner of the remainder of the applicable Mortgaged Property.

The Outlot Sale Proceeds received on account of any Outlot Sale at the option of Lender may be (i) applied to the payment of Borrower's Obligations in accordance with subsection 2.7.2 or (ii) retained by Borrower or Guarantor and used for working capital and other general corporate purposes.

       7.4     Recording of Documents. Borrower shall not, and shall not permit Guarantor to, enter into or record against, or suffer or permit to be recorded against, any Mortgaged Property any (i) notice limiting the maximum principal amount that may be secured by the Mortgages or (ii) except in connection with Outlot Sales permitted under subsection 7.3.4 or any Future Lease permitted under subsection 7.3.3, any Lease, easement or other document, instrument or agreement not included in the Permitted Encumbrances.

       7.5     Amendment of Documents. Borrower shall not, and shall not permit Guarantor to (i) cancel or accept surrender or termination of any Lease with respect to any Mortgaged Property, other than Future Leases entered into without Lender's consent pursuant to subsection 7.3.3(ii) and the parking space lease in DePere, Wisconsin (each, a "Subject Lease"), any REA or any other Permitted Encumbrance without the prior written consent of Lender, unless surrender or termination by the counterparty thereto is automatic or at such counterparty's option as stated in the applicable document, (ii) amend, modify or waive any term or provision of any Subject Lease, any REA or any other Permitted Encumbrance, or grant its consent or approval of any request or matter to which such consent or approval is required under any Subject Lease, any REA or any other Permitted Encumbrance (except for immaterial modifications, amendments, waivers, approvals and consents entered into in the ordinary course of business, consistent with prudent property management practices and not affecting the economic terms of the applicable Subject Lease, REA or other Permitted Encumbrance) or (iii) further assign or encumber its right, title and interest in, to and under any Subject Lease, any REA or any other Permitted Encumbrance.

       7.6     Use and Zoning Changes. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed (but may be withheld if Lender determines that the value or use of the applicable Mortgaged Property could be impaired), Borrower shall not, and shall not permit Guarantor to (i) substantially or materially change the use or character of any substantial portion of any Mortgaged Property, (ii) initiate or acquiesce in any zoning variation or reclassification of any portion of any Mortgaged Property or (iii) commit or suffer any waste to exist on any portion of any Mortgaged Property

       7.7     Affiliate Transactions. Except in the ordinary course of business, Borrower shall not, and shall not permit Guarantor to, engage in any transaction affecting all or any portion of the Mortgaged Properties with any Affiliate of Borrower without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

       7.8     Management Agreements. Borrower shall not, and shall not permit Guarantor to, enter into any agreement with respect to the management, use or operation of any of the Mortgaged Properties without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE VIII

DEFAULT AND REMEDIES

       8.1     Events of Default. The occurrence of any of the following shall constitute an Event of Default under the Loan Documents:

8.1.1 Default in Payment. If Borrower shall fail to pay all or any portion of Borrower's Obligations within five Business Days from the date the same become due and payable, except as provided in Section 2.5.

8.1.2 Breach of Covenants.

(a) If Borrower shall fail to observe or perform any covenant or agreement made by Borrower contained in Section 6.2, subsection 6.7.1, 6.7.4, 6.8.2, 6.10.1 or 6.10.2 or in Article VII; or

(b) If Borrower shall fail to observe or perform any covenant or agreement made by Borrower contained in Section 6.4 or 6.5 and such failure shall continue for a period of five days after notice to Borrower; or

(c) If Borrower shall fail to observe or perform any covenant or agreement made by Borrower contained in Section 6.1, 6.9 or 6.11, subsection 6.7.2, 6.7.5, 6.7.6, 6.8.3, 6.8.4 or 6.10.3 and such failure shall continue for a period of fifteen days after notice to Borrower; or

(d) If Borrower or Guarantor shall fail to observe or perform any covenant or agreement (other than those referred to in subparagraphs (a), (b) and (c) above or specifically addressed elsewhere in this Section 8.1) made by such Person in any of the Loan Documents to which such Person is a party, and such failure shall continue for a period of thirty days after notice to Borrower or such longer period of time as may be reasonably necessary to cure such failure, provided Borrower promptly commences and at all times thereafter diligently pursues such cure.

8.1.3 Breach of Warranty. If any representation or warranty made by or on behalf of either Company in or pursuant to any of the Loan Documents or in any instrument or document furnished in compliance with the Loan Documents shall prove to be false or misleading in any material respect as of the date such representation or warranty was made.

8.1.4 Default Under Other Debt. If (i) the payment of any issue of Debt (other than Borrower's Obligations) of either Company outstanding in a principal amount of at least $10,000,000 is accelerated or (ii) any default shall occur in respect of any issue of Debt (other than Borrower's Obligations) of either Company outstanding in a principal amount of at least $25,000,000 or in respect of any agreement or instrument relating to any such issue of Debt, and such default shall continue beyond the grace period, if any, applicable thereto.

8.1.5 Bankruptcy.

(a) If either Company shall (i) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for it or for any substantial part of its Property, or (v) be adjudicated insolvent.

(b) If any Governmental Body of competent jurisdiction shall enter an order appointing, without the consent of such Company, a custodian, receiver, trustee or other officer with similar powers with respect to either Company or with respect to any substantial part of its Property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Company or if any petition for any such relief shall be filed against it and such petition shall not be dismissed or stayed within 60 days.

8.1.6 Judgments. If there shall be outstanding and unsatisfied against either Company for more than thirty days one or more judgments, awards or decrees, or orders of attachment, garnishment or any other writ, which exceed $2,000,000 in the aggregate, excluding judgments, awards, decrees, orders or writs (i) for which there is full insurance (subject to reasonable and customary deductibles) and with respect to which it is reasonable to conclude that the insurer has assumed or will assume responsibility in writing, (ii) for which there is full indemnification (upon terms and by creditworthy indemnitors which are reasonably satisfactory to Lender), (iii) which have been in force for less than the applicable period for filing an appeal so long as execution has not been levied thereunder or (iv) in respect of which such Company shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution or appropriate appeal bond shall have been obtained pending such appeal or review.

8.1.7 Impairment of Licenses; Other Agreements. If (i) any Governmental Body shall revoke, terminate, suspend or adversely modify any license of either Company, the adverse modification or non-continuation of which could reasonably be expected to have a Material Adverse Effect, or (ii) there shall exist any violation or default in the performance of, or a material failure to comply with, any agreement, or condition or term of any license, which violation, default or failure has had or could reasonably be expected to have a Material Adverse Effect, or (iii) any REA or other agreement which is necessary to the operation of the business of either Company shall be revoked or terminated and not replaced by a substitute reasonably acceptable to Lender within 30 days after the date of such revocation or termination, and such revocation or termination and non-replacement could reasonably be expected to have a Material Adverse Effect.

8.1.8 Collateral. If any material portion of the Collateral taken as a whole shall be seized or taken by a Governmental Body or Person, or either Company shall fail to maintain or cause to be maintained the Security Interests and priority of the Loan Documents as against any Person, or the title and rights of either Company to any material portion of the Collateral taken as a whole shall have become the subject matter of litigation which could reasonably be expected to result in impairment or loss of the security provided by the Loan Documents.

8.1.9 Plans. If an event or condition specified in subsection 6.5.3 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any ERISA Affiliate shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or any of them) which could reasonably be expected to have a Material Adverse Effect.

8.1.10 Guaranty. If (i) the Guaranty shall cease to be in full force and effect or (ii) Guarantor (or any Person by, through or on behalf of Guarantor) shall deny or disaffirm its obligations under the Guaranty or contest in any manner the validity, binding nature or enforceability of the Guaranty.

8.1.11 Change in Control. If (i) Borrower shall cease to own and control 100% of the issued and outstanding capital stock and options, warrants and other rights to acquire capital stock of Guarantor or (ii) Borrower is no longer subject to or is no longer filing reports pursuant to the reporting requirements of Sections 13 and 15 of the Securities Exchange Act or does not have securities listed on a national securities exchange or the Nasdaq Stock Market.

       8.2     Acceleration of Borrower's Obligations. Upon the occurrence of:

(a) any Event of Default described in clauses (ii), (iii), (iv) and (v) of subsection 8.1.5(a) or in 8.1.5(b), all of Borrower's Obligations at that time outstanding automatically shall mature and become due, and

(b) any other Event of Default, Lender, at any time, at its option, upon written notice to Borrower and without any further notice or demand, may declare all of Borrower's Obligations due and payable, whereupon all of Borrower's Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice (other than notice of the declaration referred to in clause (b) above), all of which hereby are waived.

       8.3     Remedies on Default. If Borrower's Obligations have been accelerated pursuant to Section 8.2, Lender may:

8.3.1 Enforcement of Security Interests. Enforce its rights and remedies under the Loan Documents in accordance with their respective terms; and/or

8.3.2 Other Remedies. Enforce any of the rights or remedies accorded to Lender at equity or law, by virtue of statute or otherwise.

       8.4     Application of Funds. Any funds received by Lender pursuant to the exercise of any rights accorded to Lender pursuant to, or by the operation of any of the terms of, any of the Loan Documents, including, without limitation, insurance proceeds, condemnation proceeds or proceeds from the sale of Collateral shall be applied to Borrower's Obligations in the following order of priority:

8.4.1 Expenses. First, to the payment of (i) all reasonable and documented fees and expenses actually incurred, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, and all other costs incurred by Lender in exercising any rights accorded to such Persons pursuant to the Loan Documents or by applicable law, including, without limitation, reasonable attorney's fees, and (ii) all Liens superior to the Liens of Lender except such superior Liens subject to which any sale of the Collateral may have been made.

8.4.2 Borrower's Obligations. Next, to the payment of Borrower's Obligations, in such order as Lender may determine.

8.4.3 Surplus. Any surplus, to the Person or Persons legally entitled thereto.

       8.5     Performance of Borrower's Obligations. If Borrower fails to (i) maintain in force and pay for any insurance policy or bond which Borrower is required to provide pursuant to any of the Loan Documents, (ii) keep the Collateral free from all Liens except for Permitted Liens, (iii) pay when due all taxes, levies and assessments on or in respect of the Collateral, except as otherwise permitted pursuant to the terms hereof, (iv) make all payments and perform all acts on the part of Borrower to be paid or performed in the manner required by the terms hereof and by the terms of the other Loan Documents with respect to any of the Collateral, including, without limitation, all expenses of protecting, storing, warehousing, insuring, handling and maintaining the Collateral, (v) keep fully and perform promptly any other of Borrower's Obligations hereunder or under any of the other Loan Documents, and (vi) keep fully and perform promptly Borrower's Obligations with respect to any issue of Debt secured by a Permitted Lien, then Lender may (but shall not be required to) procure and pay for such insurance policy or bond, place such Collateral in good repair and operating condition, pay, contest or settle such Liens or taxes or any judgments based thereon or otherwise make good any other aforesaid failure of Borrower. Borrower shall reimburse Lender immediately upon demand for all sums paid or advanced on behalf of Borrower for any such purpose, together with costs and expenses (including reasonable attorney's fees) paid or incurred by Lender in connection therewith and interest on all sums advanced from the date of advancement until repaid to Lender at the Default Rate. All such sums advanced by Lender, with interest thereon, immediately upon advancement thereof, shall be deemed to be part of Borrower's Obligations.

       8.6     Right of Setoff. In addition to and not in limitation of all rights of offset that Lender and each Assignee may have under applicable law, upon the occurrence of any Event of Default, and whether or not any Lender has made any demand or Borrower's Obligations have matured, Lender and each Assignee shall have the right to appropriate and apply to the payment of Borrower's Obligations all deposits and other obligations then or thereafter owing by such Person to Borrower or Guarantor.

ARTICLE IX

CLOSING

The Closing Date shall be such date as the parties shall determine, and the Closing shall take place on such date, provided all conditions for the Closing as set forth in this Loan Agreement have been satisfied or otherwise waived by Lender. Unless the Closing occurs on or before March 28, 2002 or such later date as is agreed to in writing by Borrower and Lender, this Loan Agreement shall terminate and be of no further force or effect and, except for any obligation of Borrower to Lender pursuant to Article X, none of the parties hereto shall have any further obligation to any other party.

ARTICLE X

LOAN ASSIGNMENT AND PARTICIPATION

       10.1     Assignment to Other Lenders.

10.1.1 Assignment. Lender, and, with the prior written consent of Lender, each Assignee, may assign all or any portion of its rights and may delegate all or any portion of its duties under this Loan Agreement and the other Loan Documents (each, a "Loan Assignment") to one or more Eligible Assignees or to any other Person, provided, however, that (i) the Assignor shall give not less than ten Business Days' prior written notice to Borrower of its intention to make a Loan Assignment, (ii) any Loan Assignment to a Person other than an Eligible Assignee may be made only with the prior written consent of Borrower unless an Event of Default exists and is continuing, (iii) the amount of the Loan being assigned pursuant to each such Loan Assignment shall not be less than the lesser of $5,000,000 or integral multiples of $1,000,000 in excess thereof, (iv) the parties to each such Loan Assignment shall execute and deliver to Lender and Borrower a copy of such Loan Assignment, together with any Note subject to such assignment and (v) if Lender and/or any Assignor assigns less than all of its rights hereunder Lender or such Assignor shall become and remain the sole agent for such Assignees.

10.1.2 Effect of Assignment. Upon the execution and delivery of a Loan Assignment (i) the Assignee thereunder shall be a party to this Loan Agreement and, to the extent that the rights of the Assignor hereunder have been assigned and the duties of the Assignor hereunder have been delegated to it pursuant to such Loan Assignment, shall have the rights and obligations of the Assignor hereunder and under the other Loan Documents and (ii) the Assignor thereunder, to the extent that the rights of the Assignor hereunder have been assigned and the duties of the Assignor hereunder have been delegated to the Assignee pursuant to such Loan Assignment, shall relinquish its rights and be released from its duties under this Loan Agreement and the other Loan Documents.

10.1.3 Register. Lender shall retain a copy of each Loan Assignment delivered to it and a register for the recordation of the names and addresses of the Assignees (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Borrower or any Assignee at any reasonable time and from time to time upon reasonable prior notice.

10.1.4 Substitution of Notes. Simultaneously with the delivery to Borrower of any Note which is the subject of a Loan Assignment which is marked "canceled," Borrower shall execute and deliver to Lender for delivery to (i) the applicable Assignee, a Note payable to the order of such Assignee in an amount equal to the amount assigned to such Assignee, and, if applicable (ii) the Assignor, a Note payable to the order of such Assignor in an amount equal to the amount retained by such Assignor, each such Note to be substantially in the form of the canceled Note.

       10.2     Participations. Lender and each Assignee shall have the right to sell one or more participating interests (each, a "Participation") in all or any portion of its rights under this Loan Agreement and the other Loan Documents to any Eligible Assignee or any other Person, provided, however that (i) Lender or such Assignee shall give not less than ten Business Days' prior written notice to Borrower of its intention to sell a Participation and (ii) the sale of any Participation to a Person other than an Eligible Assignee may be made only with the prior written consent of Borrower unless an Event of Default exists and is continuing at the time such Participation is sold. In the event of the sale of a Participation, the obligations under this Loan Agreement and the other Loan Documents of Lender or the Assignee selling such Participation shall remain unchanged, Lender or such Assignee, as applicable, shall remain solely responsible to the other parties to this Loan Agreement and the other Loan Documents for the performance thereof, Lender or such Assignee, as applicable, shall remain the holder of any Note which previously has been delivered to it pursuant to the terms of this Loan Agreement, and Borrower shall continue to deal solely and directly with Lender or such Assignee, as applicable in connection with Lender's or such Assignee's rights and obligations under this Loan Agreement.

ARTICLE XI

EXPENSES AND INDEMNITY

       11.1     Attorney's Fees and Other Fees and Expenses. Whether or not any of the transactions contemplated by this Loan Agreement shall be consummated, Borrower agrees to pay to Lender on demand all reasonable expenses incurred by Lender in connection with the transactions contemplated hereby (including, without limitation, any appraisal fees, engineering fees, environmental audit fees and title and recording charges) and in connection with any amendments, modifications or waivers (whether or not the same become effective) under or in respect of any of the Loan Documents, including, without limitation:

11.1.1 Preparation of Loan Documents. All reasonable expenses, disbursements (including, without limitation, charges for required mortgagee's title insurance, lien searches, reproduction of documents, long distance telephone calls and overnight express carriers) and reasonable attorney's fees of special counsel and other counsel retained by Lender in connection with the preparation and negotiation of the Loan Documents or any amendments, modifications, waivers or consents hereto or thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructuring relating to the performance by Borrower under the Loan Documents.

11.1.2 Closing and Administration of the Loan. All reasonable expenses or other costs, including reasonable attorney's fees, incurred by Lender in connection with the Closing (including, without limitation, the fees and charges of surveyors and environmental and consulting engineers and the costs of surveys, Environmental Audits and property inspection reports) and in connection with the administration and monitoring of the Loan (including, without limitation, audit costs, inspection fees, settlement of casualty and condemnation awards, premiums for title insurance policies and endorsements, travel costs in connection with any inspection of the Mortgaged Properties and all engineering, consulting, environmental and other professional fees and expenses in connection therewith).

11.1.3 Enforcement of Rights or Defense of Loan Documents. All reasonable expenses or other costs, including reasonable attorney's fees, incurred by Lender in connection with the enforcement or collection against either Company of any provision of any of the Loan Documents, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Documents, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against either Company of any provision of any of the Loan Documents, in any workout or restructuring or in any state or federal bankruptcy or reorganization proceeding.

       11.2     Indemnity. Borrower agrees to indemnify and save Lender harmless of and from the following:

11.2.1 Brokerage Fees. The fees, if any, of brokers and finders engaged by Borrower.

11.2.2 General. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred by Lender in investigating, preparing for, defending against, providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any Person or investigation under any law, including any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating, directly or indirectly, to the transactions contemplated by or referred to in, or any other matter related to, the Loan Documents, whether or not Lender is a party to such litigation, proceeding or suit, or is subject to such investigation, except to the extent of any gross negligence or willful misconduct of Lender.

11.2.3 Operation of Collateral; Joint Venturers. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of Lender and Borrower as having the relationship of joint venturers or partners or the determination that Lender has acted as agent for Borrower.

11.2.4 Environmental Indemnity. Any and all claims, losses, damages, response costs, clean-up costs and expenses suffered and/or incurred at any time by Lender arising out of or in any way relating to the existence at any time of any Hazardous Materials in, on, under, at, transported to or from, or used in the construction and/or renovation of, any of the Mortgaged Properties, or otherwise with respect to any Environmental Law, and/or the failure of either Company to perform its obligations and covenants hereunder with respect to environmental matters, including, but not limited to: (i) claims of any Persons for damages, penalties, response costs, clean-up costs, injunctive or other relief, (ii) costs of removal and restoration, including fees of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any Governmental Body, and (iii) any expenses or obligations, including reasonable attorney's fees and expert witness fees, incurred at, before and after any trial or other proceeding before any Governmental Body or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Borrower to Lender when incurred by Lender.

ARTICLE XII

MISCELLANEOUS

       12.1     Notices. All notices and communications under this Loan Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by telecopy, or (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

To Borrower:	ShopKo Stores, Inc.
700 Pilgrim Way
Green Bay, Wisconsin 54304 - 9060
	Attention:	Mr. John Pindred Vice President - Treasurer
	Telecopy No.:	(920) 429-7560

Copy to:	ShopKo Stores, Inc.
700 Pilgrim Way
Green Bay, Wisconsin 54304 - 9060
	Attention:	Peter G. Vandenhouten Corporate Counsel/Secretary
	Telecopy:	(920) 429-7401

Copy to:	Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
	Attention:	Randall J. Erickson, Esq.
	Telecopy:	(414) 273-5198

To Lender:	Kimco Select Investments
One Hollow Lane, Suite 304
Lake Success, New York 11042
	Attention:	David Samber Chief Executive Officer
	Telecopy:	(516) 869-6750

Copy to:	Altheimer & Gray
10 S. Wacker Drive
Suite 4000
Chicago, Illinois 60606
	Attention:	Corey Light
	Telecopy No.:	(312) 715-4800

or to any other address or telecopy number, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 12.1 shall be deemed received (i) if personally delivered, then on the Business Day of delivery, (ii) if sent by telecopy before 2:00 p.m. New York time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 2:00 p.m. New York time, then on the next Business Day, (iii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) if sent by registered or certified mail, on the earlier of the fifth Business Day following the day sent or when actually received. Any notice by telecopy shall be followed by delivery on the next Business Day by overnight, express carrier or by hand.

       12.2     Survival of Loan Agreement; Indemnities. All covenants, agreements, representations and warranties made in this Loan Agreement and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note and of all other Loan Documents, and shall continue in full force and effect so long as any of Borrower's Obligations remain outstanding, unperformed or unpaid. Notwithstanding the repayment of all amounts due under the Loan Documents, the cancellation of the Note and the release and/or cancellation of any and all of the Loan Documents or the foreclosure of any Liens on the Collateral, Borrower's Obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 11.2 shall survive until all applicable statute of limitations periods with respect to actions which may be brought against Lender has run.

       12.3     Taxes and Fees. Should any tax (other than taxes based upon the net income of Lender), recording or filing fees become payable in respect of any of the Loan Documents, or any amendment, modification or supplement thereof, Borrower agrees to pay the same on demand, together with any interest or penalties thereon attributable to any delay by Borrower in meeting Lender's demand, and agrees to hold Lender harmless with respect thereto. Without limiting the foregoing, Borrower shall pay, or reimburse Lender for the payment of, any tax or assessment now or hereafter imposed by any Governmental Body now or hereafter due in respect to the issuance of the Note and the recording of the Mortgages and the other Loan Documents; provided, however, that if in the opinion of counsel for Lender it might be unlawful to require Borrower to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then Lender may elect, by written notice to Borrower, to declare Borrower's Obligations to be and become due and payable ninety days after the date of giving of such notice.

       12.4     Severability. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or any other Governmental Body, as applicable, the validity, legality and enforceability of the remaining terms and provisions of this Loan Agreement shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Loan Agreement.

       12.5     Waiver. No delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

       12.6     Modification of Loan Documents. No modification or waiver of any provision of any of the Loan Documents shall be effective unless the same shall be in writing and signed by the parties hereto. In the event of a Participation or partial Loan Assignment, only the consent of the Assignees holding a majority of the Principal Balance shall be required for consent. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

       12.7     Captions. The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

       12.8     Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that Borrower may not assign any of its rights or delegate any of its duties hereunder to any other Person and Lender shall only be permitted to assign its rights and delegate its duties hereunder in accordance with Article X.

       12.9     Remedies Cumulative. All rights and remedies of Lender pursuant to this Loan Agreement, any other Loan Documents or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Lender shall not be required to prosecute collection, enforcement or other remedies against either Company before proceeding against the other Company or to enforce or resort to any security, liens, collateral or other rights of Lender. One or more successive actions may be brought against Borrower and/or Guarantor, either in the same action or in separate actions, as often as Lender deems advisable, until all of Borrower's Obligations are paid and performed in full.

       12.10     Entire Agreement; Conflict. This Loan Agreement and the other Loan Documents executed prior or pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. In the event of a conflict between the terms and conditions set forth herein and the terms and conditions set forth in any other Loan Document, the terms and conditions set forth herein shall govern.

       12.11     Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws and decisions of the State of New York, without regard to conflict of laws principles, except to the extent it is mandatory that the laws of the state where the applicable Mortgaged Properties are located govern the creation, perfection and enforcement of the Security Interests. For purposes of this Section 12.11, the Loan Documents shall be deemed to be performed and made in the State of New York.

       12.12     Jurisdiction and Venue. Borrower hereby agrees that all actions or proceedings initiated by Borrower and arising directly or indirectly out of the Loan Documents shall be litigated in either the Supreme Court of New York in New York County, New York or in the United States District Court for the Southern District of New York, or if Lender initiates such action, in addition to the foregoing courts, any court in which Lender shall initiate or to which Lender shall remove such action, to the extent such court has jurisdiction. Borrower hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced by Lender in or removed by Lender to any of such courts, and hereby agrees that personal service of the summons and complaint, or other process or papers issued therein may be served in the manner provided for notices herein, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to Borrower at the address to which notices are to be sent pursuant to Section 12.1. Borrower waives any claim that either the Supreme Court of New York in New York County, New York or the United States District Court for the Southern District of New York is an inconvenient forum or an improper forum based on lack of venue. To the extent provided by law, should Borrower, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, Borrower shall be deemed in default and an order and/or judgment may be entered by the court against Borrower as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum for Borrower set forth in this Section 12.12 shall not be deemed to preclude the enforcement by Lender of any judgment obtained in any other forum or the taking by Lender of any action to enforce the same in any other appropriate jurisdiction, and Borrower hereby waives the right to collaterally attack any such judgment or action.

       12.13     Waiver of Right to Jury Trial. Lender and Borrower acknowledge and agree that any controversy which may arise under any of the Loan Documents or with respect to the transactions contemplated thereby would be based upon difficult and complex issues and, therefore, the parties agree that any lawsuit arising out of any such controversy will be tried in a court of competent jurisdiction by a judge sitting without a jury.

       12.14     Estoppel Certificate. Within 15 days after Lender requests Borrower to do so, Borrower will execute and deliver to Lender a statement certifying (i) that this Loan Agreement is in full force and effect and has not been modified except as described in such statement, (ii) the date to which interest and principal on the Note has been paid, (iii) the Principal Balance, (iv) whether or not to its best knowledge an Incipient Default or Event of Default has occurred and is continuing, and, if so, specifying in reasonable detail each such Incipient Default or Event of Default of which it has knowledge, (v) whether to its best knowledge it has any defense, set off or counterclaim to the payment of the Note in accordance with its terms, and, if so, specifying each defense, set off or counterclaim of which it has knowledge in reasonable detail (including where applicable the amount thereof), and (vi) as to any other matter reasonably requested by Lender.

       12.15     Consequential Damages. Neither Lender nor any agent or attorney of Lender shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Borrower's Obligations.

       12.16     Counterparts. This Loan Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

       12.17     No Fiduciary Relationship. No provision in this Loan Agreement or in any other Loan Document, and no course of dealing among the parties hereto, shall be deemed to create any fiduciary duty by Lender to Borrower.

       12.18     Confidentiality. Except as provided for in the Loan Documents, except as necessary to enable Lender to realize upon Borrower's Obligations and except as necessary in connection with the administration or enforcement of Lender's rights under the Loan Documents, Lender shall not disclose any information received from Borrower relative to the business of Borrower to any Person without the prior written consent of Borrower, except that Agent and Lenders may disclose any such information (i) in connection with any proposed Loan Assignment or Participation as long as Lender requires each of the Persons to whom such information is disclosed to keep it confidential in accordance with this Section 12.19, (ii) which otherwise is in the public domain, (iii) to the extent required by applicable law or any rule, regulation, decree, order or injunction of any Governmental Body or (iv) which is obtained by Lender from a third party not known to Lender to be under an obligation of confidentiality to Borrower.

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       IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

SHOPKO STORES, INC., a Wisconsin corporation

By: /s/ Brian W. Bender Name: Brian W. Bender Title: Senior Vice President, Chief Financial Officer

By: /s/ Peter G. Vandenhouten Name: Peter G. Vandenhouten Title: Secretary/Corporate Counsel

KIMCO SELECT INVESTMENTS, a New York general partnership KIMCO SELECT INVESTMENTS INC., GENERAL PARTNER

By: /s/ David Samber Name: David Samber Title: President